EXHIBIT 2.1





                                                                 EXECUTION COPY












                            ASSET PURCHASE AGREEMENT


                          Dated as of January 24, 2002


                                      Among


                           MEDICALOGIC/MEDSCAPE, INC.,


                     certain of its Affiliates named herein


                                       and


                GE MEDICAL SYSTEMS INFORMATION TECHNOLOGIES, INC.



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                                TABLE OF CONTENTS




ARTICLE I  DEFINITIONS........................................................1
         1.1.  Definitions....................................................1

ARTICLE II  PURCHASE AND SALE.................................................9
         2.1.  Purchased Assets...............................................9
         2.2.  Excluded Assets...............................................11
         2.3.  Assumed Liabilities...........................................12
         2.4.  Excluded Liabilities..........................................13
         2.5.  Assignments; Cure Amounts.....................................15

ARTICLE III  PURCHASE PRICE..................................................15
         3.1.  Purchase Price; Escrow........................................15
         3.2.  Subsequent Payment............................................16
         3.3.  Allocation of Purchase Price..................................17

ARTICLE IV  CLOSING..........................................................17
         4.1.  Closing Date..................................................17
         4.2.  Payment on the Closing Date...................................18
         4.3.  Buyer's Additional Deliveries.................................18
         4.4.  Seller's Deliveries...........................................18
         4.5.  Repayment of Debtor-in-Possession Financing...................20

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF SELLER..........................20
         5.1.  Organization of Seller........................................20
         5.2.  Subsidiaries and Investments..................................20
         5.3.  Authority of Seller...........................................21
         5.4.  Financial Information.........................................21
         5.5.  Fourth Quarter Operations.....................................22
         5.6.  Availability of Assets........................................23
         5.7.  Governmental Permits and Compliance...........................24
         5.8.  Leased Real Property..........................................25
         5.9.  Personal Property.............................................25
         5.10.  Intellectual Property........................................25
         5.11.  Accounts Receivable and Payables.............................27
         5.12.  Title to Property............................................27
         5.13.  Employees and Related Agreements.............................27
         5.14.  Employee Relations...........................................28
         5.15.  ERISA and Related Matters....................................28
         5.16.  Contracts....................................................29
         5.17.  Status of Contracts..........................................30



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         5.18.  No Litigation or Regulatory Action...........................30
         5.19.  Environmental Matters........................................31
         5.20.  Customers and Suppliers......................................32
         5.21.  Product Liabilities..........................................32
         5.22.  Coding.......................................................33
         5.23.  HIPAA Standards..............................................33
         5.24.  Taxes........................................................33
         5.25.  No Finder....................................................33

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF BUYER..........................34
         6.1.  Organization of Buyer.........................................34
         6.2.  Authority of Buyer............................................34
         6.3.  No Finder.....................................................35

ARTICLE VII  ACTION PRIOR TO THE CLOSING DATE................................35
         7.1.  Investigation of the Business by Buyer........................35
         7.2.  Preserve Accuracy of Representations and Warranties...........35
         7.3.  Consents of Third Parties; No Seller Defaults;
               Governmental Approvals........................................35
         7.4.  Operations Prior to the Closing Date..........................36
         7.5.  Notification of Certain Matters...............................38
         7.6.  Amendment of Certain Contracts;  Efforts to Agree to
               Transition Services and Portal Agreements.....................38
         7.7.  Insurance.....................................................38
         7.8.  New Contracts and Other Assets................................38
         7.9.  No Solicitation...............................................39
         7.10.  Bankruptcy Court Approvals...................................39

ARTICLE VIII  ADDITIONAL AGREEMENTS..........................................39
         8.1.  Covenant Not to Compete or Solicit Business...................39
         8.2.  Taxes.........................................................40
         8.3.  Discharge of Liabilities......................................41
         8.4.  Employees and Employee Benefit Plans..........................41
         8.5.  Collection of Receivables.....................................43
         8.6.  Transition Services Agreement.................................43
         8.7.  Termination Fee...............................................43
         8.8.  Administrative Claims.........................................44

ARTICLE IX  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.....................44
         9.1.  No Misrepresentation or Breach of Covenants and Warranties....44
         9.2.  No Changes or Destruction of Property.........................44
         9.3.  No Restraint or Litigation....................................44
         9.4.  Bankruptcy Court Order........................................44
         9.5.  Necessary Governmental Approvals..............................45
         9.6.  Necessary Consents............................................45
         9.7.  Instrument of Assignment......................................45
         9.8.  Deliveries....................................................45




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         9.9.  Amendment to Contracts........................................45
         9.10.  Employments/Consulting Agreements............................45

ARTICLE X  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.....................45
         10.1.  No Misrepresentation or Breach of Covenants and Warranties...45
         10.2.  No Restraint or Litigation...................................46
         10.3.  Bankruptcy Court Order.......................................46
         10.4.  Necessary Governmental Approvals.............................46
         10.5.  Deliveries...................................................46

ARTICLE XI  TERMINATION......................................................46
         11.1.  Termination..................................................46
         11.2.  Notice of Termination........................................47
         11.3.  Effect of Termination........................................47

ARTICLE XII  GENERAL PROVISIONS..............................................47
         12.1.  Survival of Obligations; Indemnity...........................47
         12.2.  Confidential Nature of Information...........................48
         12.3.  No Public Announcement.......................................48
         12.4.  Notices......................................................48
         12.5.  Successors and Assigns.......................................49
         12.6.  Access to Records after Closing..............................50
         12.7.  Entire Agreement; Amendments; Schedules......................50
         12.8.  Interpretation...............................................50
         12.9.  Waivers......................................................50
         12.10.  Expenses....................................................51
         12.11.  Partial Invalidity..........................................51
         12.12.  Execution in Counterparts...................................51
         12.13.  Further Assurances..........................................51
         12.14.  Governing Law...............................................52
         12.15.  Resolution of Disputes......................................52




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SCHEDULES

1.1(a)   Persons With Knowledge
2.1(d)   Personal Property
2.1(e)   Contracts
2.1(f)   Personal Property Leases
2.1(g)   Real Property Leases
2.1(h)   Governmental Permits
2.1(i)   Intellectual Property
2.1(k)   Software
2.2(c)   Excluded Contracts
2.2(d)   Certain Excluded Assets
2.3      Trade Creditors
3.2      Accounting Policies and Principles
3.3      Allocation of Purchase Price
7.6      Amended Contracts
8.4(a)   Employees Not Given Offers
8.4(c)   Employment and Consulting Agreements

EXHIBITS

EXHIBIT A - SUPPORT AGREEMENT
EXHIBIT B - ASSUMPTION AGREEMENT
EXHIBIT C - BIDDING PROCEDURES
EXHIBIT D - ESCROW AGREEMENT
EXHIBIT E - INSTRUMENT OF ASSIGNMENT




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                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of January 24, 2002 (this "Agreement"), among Medicalogic/Medscape, Inc., an Oregon corporation ("Parent"), MedicaLogic Enterprises, Inc., a Delaware corporation ("MedicaLogic Enterprises"), MSCP Holding, Inc., a Delaware corporation ("MSCP Holding"), MedicaLogic of Texas, Inc., a Delaware corporation ("MedicaLogic Texas"), and MedicaLogic Pennsylvania, LLC, a Delaware limited liability company ("MedicaLogic Pennsylvania" and, together with Parent, MedicaLogic Enterprises, MSCP Holding and MedicaLogic Texas, "Seller"), and GE Medical Systems Information Technologies, Inc., a Wisconsin corporation ("Buyer").

                  WHEREAS, Seller is engaged in the business of developing, selling and servicing digital health record systems to healthcare professionals (the "Business");

                  WHEREAS, Parent and certain of its Affiliates intend to file voluntary petitions for relief with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code (the "Filing");

                  WHEREAS, Seller desires to sell or cause to be sold to Buyer, and Buyer desires to purchase, subject to the approval of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code, substantially all of the assets of the Business, together with Buyer assuming certain liabilities related thereto, all on the terms and subject to the conditions set forth herein; and

                  WHEREAS, concurrently with the execution of this Agreement, certain of the holders of the Series 1 Convertible Redeemable Preferred Stock of Parent have entered into the Support Agreement attached hereto as Exhibit A pursuant to which such shareholders have agreed to support this Agreement and the transactions contemplated hereby, the Sale Procedures Order and the Bankruptcy Court Order and other related matters, all to the extent set forth therein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Seller and Buyer as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1. DEFINITIONS. In this Agreement, the following terms have the meaningsspecified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

     "Action" means any legal action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Adjustment Report" has the meaning specified in Section 3.2(b).


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     "Affiliate"  means,  with  respect to any  Person,  any other  Person  that directly or indirectly controls, is controlled by or is under common control with such Person.

     "Agreement" has the meaning specified in the first paragraph.

     "Allocation Schedule" has the meaning specified in Section 3.3.

     "Alternate Transaction" has the meaning specified in Section 8.7(a).

     "Ancillary Documents" means the Instrument of Assignment, Assumption Agreement, Disclosure Schedule, Escrow Agreement, Assignment of Patents, Assignment of Trademarks, Assignment of Copyrights, Assignment of Domain Names, Portal Agreement and Transition Services Agreement.

     "Assignment of Copyrights" has the meaning specified in Section 4.4(j).

     "Assignment of Domain Names" has the meaning specified in Section 4.4(j).

     "Assignment of Patents" has the meaning specified in Section 4.4(j).

     "Assignment of Trademarks" has the meaning specified in Section 4.4(j).

     "Assumed Liabilities" has the meaning specified in Section 2.3.

     "Assumption Agreement" means the Assumption Agreement in the form of Exhibit B.

     "Auction"  means the  auction  conducted  pursuant  to the Sale  Procedures
Order.

     "Available Employees" has the meaning specified in Section 8.4(a).

     "Bankruptcy Code" means 11 U.S.C.ss.ss.101 et seq.

     "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or any other court of competent jurisdiction agreed to by Buyer and Seller.

     "Bankruptcy Court Order" means a final, non-appealable order of the Bankruptcy Court, in form and substance reasonably satisfactory to Buyer, approving this Agreement and the Ancillary Documents, and authorizing, pursuant to all applicable sections of the Bankruptcy Code, all of the transactions and agreements contemplated hereby and thereby, which order shall not have been stayed, vacated or otherwise rendered ineffective, and with respect to which no appeal shall be pending and all applicable periods for appeal shall have expired, and which includes the following provisions:

     (i) a finding that the Purchased Assets are property of Seller's estates within the meaning of Section 541 of the Bankruptcy Code;

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     (ii) a finding  that all  parties in  interest,  including  each  person or entity known to Seller to have any ownership interest or lien in the Purchased Assets, have been given proper and adequate notice of the motion seeking entry of the Bankruptcy Court Order and of the hearing on the motion;

     (iii) approval of Seller's assignment to Buyer of the Seller Agreements, and Buyer's assumption of the Assumed Liabilities, in accordance with Section 365 of the Bankruptcy Code;

     (iv) a provision that authorizes the sale of the Purchased Assets to Buyer free and clear of all Encumbrances and Interests (other than Permitted Encumbrances and Assumed Liabilities); and

     (v) a finding  that  Buyer has acted in good faith  within  the  meaning of
Section 363(m) of the Bankruptcy Code.

     "Bankruptcy Proceedings" means the proceedings in the Bankruptcy Court involving Seller.

     "Bidding Procedures" means the bidding procedures set forth in Exhibit C.

     "Breakup Fee" has the meaning specified in Section 8.7.

     "Business" has the meaning specified in the first recital.

     "Buyer" has the meaning specified in the first paragraph.

     "Buyer Group Member" means Buyer and its Affiliates and their respective successors and assigns.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss.9601 et seq.

     "Closing" means the closing of the transfer of the Purchased Assets from Seller to Buyer, the assumption by Buyer of the Assumed Liabilities, the assumption and assignment to Buyer of the Seller Agreements, the payment by Buyer to Seller of the Preliminary Payment and the deposit by Buyer of the Escrow Fund with the Escrow Agent.

     "Closing Date" has the meaning specified in Section 4.1.

     "Closing Date Balance Sheet" has the meaning specified in Section 3.2(b).

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

     "Code" means the Internal Revenue Code of 1986.

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     "Confidentiality  Agreement"  means  the  Confidentiality  Agreement  dated
September 13, 2001 between Seller and an Affiliate of Buyer.

     "Contracts" means all contracts,  agreements,  leases, subleases, licenses,
sublicenses,   commitments,   indemnities,   assignments,   understandings   and
arrangements, whether written or oral.

     "Copyrights" means United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same.

     "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

     "Disclosure Schedule" means the written information that Seller has prepared and delivered to Buyer pursuant to the terms of this Agreement setting forth information regarding the Business, the Purchased Assets, the Assumed Liabilities and other matters with respect to Seller specified therein.

     "Domain Names" is any alphanumeric designation registered with or assigned by a domain name registrar, registry, or domain name registration authority as part of an electronic address on the Internet, but excluding any such domain names which contain the name "Medscape". A Domain Name may or may not also be a Trademark.

     "EGTRRA"  means the Economic  Growth and Tax Relief  Reconciliation  Act of
2001.

     "Encumbrance" means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, license, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, charges, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

     "Employee" has the meaning specified in Section 8.4(a).

     "Environmental Encumbrance" means an Encumbrance in favor of any Governmental Authority for (i) any liability under any Environmental Law, or
(ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of Hazardous Materials into the environment.

     "Environmental Law" means all Requirements of Law derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including CERCLA, OSHA and RCRA and any state equivalent thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Escrow Agent" means the escrow agent to be mutually selected by Buyer and Seller prior to the Closing Date.

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     "Escrow Agreement" means the Escrow Agreement among the Escrow Agent, Buyer and Seller substantially in the form of Exhibit D.

     "Escrow Fund" has the meaning specified in Section 3.1(a).

     "Excluded Assets" has the meaning specified in Section 2.2.

     "Excluded Liabilities" has the meaning specified in Section 2.4.

     "Facilities" means any plant, building, facility, structure, underground storage tank, equipment or unit, or other assets owned, leased or operated by Seller and used in the conduct of the Business.

     "FDA" means the United States Food and Drug Administration.

     "Federal Health Care Program" means any health care program administered or funded, in whole or in part, by the government of the United States of America, including the Medicare, Medicaid and TRICARE programs (described in Title XVIII of the SSA, Title XIX of the SSA, and Title 10, Chapter 55 of the U.S.C., respectively).

     "Filing" has the meaning specified in the second recital.

     "Governmental Authority" means any foreign, federal, state, local or other government, governmental, statutory or administrative authority, regulatory body or commission or any court, tribunal, or judicial or arbitral body, including the FDA.

     "Governmental Permits" has the meaning specified in Section 5.7(a).

     "Hazardous Materials" means any waste, pollutant, hazardous or toxic substance or waste, petroleum-based substance or waste, special waste or any constituent of any such substance or waste, as the same are defined in, or for which standards of care are imposed pursuant to, Environmental Laws.

     "Independent Accountant" means PricewaterhouseCoopers LLP.

     "Instrument of Assignment" means the Instrument of Assignment in the form of Exhibit E.

     "Intellectual  Property"  means  Copyrights,   Patents,  Trademarks,  Trade
Secrets and Domain Names and all Contracts that relate or pertain to any of the foregoing.

     "Interest" means any claim defined in Section 101(5) of the Bankruptcy Code, as well as any other claim, judgment, demand, confidentiality restriction, option, right of first refusal, right to any equitable remedy and restrictions of any kind or nature.

     "Inventory" has the meaning specified in Section 2.1(c).

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     "IRS" means the Internal Revenue Service.

     "knowledge" means, with respect to Seller, as to a particular matter, the actual knowledge of the Persons set forth on Schedule 1.1(a) after reasonable investigation.

     "Leased Real Property" has the meaning specified in Section 5.8.

     "Material Adverse Effect" means any fact, condition, change or event that would, individually or in the aggregate, materially and adversely affect the Purchased Assets or the Business (excluding the Excluded Assets and the Excluded Liabilities), taken as a whole, except to the extent that any such fact, condition, change or event results from or arises out of (i) the Filing or (ii) changes in general economic conditions or changes affecting the industry in which the Business operates generally.

     "Medical Product Regulatory Authority" means any Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, sale or marketing of medical products, including the FDA.

     "Net Assets" has the meaning specified in Section 3.2(a).

     "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.ss.ss.651 et seq.

     "Parent" has the meaning specified in the first paragraph.

     "Patents" means United States and foreign patents, patent applications, provisional applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable or reduced to practice) or improvements thereto (such patent disclosures, inventions and improvements include only those made prior to the Closing Date).

     "Permitted Encumbrances" means (a) liens for Taxes and other governmental charges and assessments arising in the ordinary course of the Business that are not yet due and payable, or that are being contested in good faith and are reflected on the Reference Date Balance Sheet and listed in Section 5.12 of the Disclosure Schedule, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of the Business for sums not yet due and payable, or which are being contested in good faith and are reflected on the Reference Date Balance Sheet and listed in
Section 5.12 of the Disclosure Schedule, and (c) other non-monetary liens, restrictions, covenants, easements, rights of way or imperfections on property that do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and that do not in any manner impair the marketability of, or detract from the value of or impair the existing use of the property affected by such lien or imperfection.

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     "Person" means any  individual,  corporation,  partnership,  joint venture,
limited   liability   company,   association,    joint-stock   company,   trust,
unincorporated organization or Governmental Authority.

     "Portal Agreement" means the agreement to be entered into among Buyer, Seller and WebMD Corporation on terms mutually agreed upon by such parties.

     "Preliminary Payment" has the meaning specified in Section 3.1(a).

     "Purchase Price" has the meaning specified in Section 3.1(a).

     "Purchased Assets" has the meaning specified in Section 2.1.

     "RCRA"   means   the   Resource   Conservation   and   Recovery   Act,   42
U.S.C.ss.ss.6901 et seq.

     "Reference Amount" has the meaning specified in Section 3.2(a).

     "Reference Date" means December 31, 2001.

     "Reference Date Balance Sheet" has the meaning specified in Section 5.4.

     "Reimbursed Expenses" has the meaning specified in Section 8.7.

     "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of any of the Facilities, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or Facilities.

     "Remedial Action" means actions required to (a) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent the Release or threatened Release or minimize the further Release of Hazardous Materials; or (c) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

     "Representatives" means with respect to any Person such Person and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives.

     "Requirements of Law" means any foreign, federal, state and local laws, statutes, regulations, rules, codes, ordinances or requirements enacted, adopted, issued or promulgated by any Governmental Authority (including those pertaining to electrical, building, zoning, subdivision, land use, environmental and occupational safety and health requirements, patient confidentiality, the health care industry and third-party reimbursement (including, but not limited to, under any Federal Health Care Program)) or common law.

     "Retained Employees" has the meaning specified in Section 8.4(a).

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


     "Sale Motion" means a motion filed with the Bankruptcy Court seeking entry of the Sale Procedures Order.

     "Sale Procedures Order" means a final, non-appealable order entered by the Bankruptcy Court setting forth the procedures for the sale of the Purchased Assets and making provision for the payment of the Termination Fee substantially similar to the provisions of the Bidding Procedures; provided, however, that the amounts of the Breakup Fee and the Reimbursed Expenses provided for in such order shall not be less than $650,000 and $350,000, respectively, and shall be paid, in the event of an Alternate Transaction, no later than the entry of the Sale Approval Order (as defined in the Bidding Procedures) approving such Alternate Transaction or, otherwise, in accordance with this Agreement.

     "Seller" has the meaning specified in the first paragraph.

     "Seller Agreements" means each of the Contracts listed in Schedules 2.1(e), 2.1(f), 2.1(g), 2.1(i) and 2.1(k), excluding any such Contracts that are excluded pursuant to the final two paragraphs of Section 2.1.

     "Seller's ERISA Benefit Plans" has the meaning specified in Section 5.15.

     "Seller Group Member" means Seller and its Affiliates and their respective successors and assigns.

     "SSA" means the Social Security Act codified at Title 42, Chapter 7, of the United States Code.

     "Software" means computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation, technical manuals and materials, whether in source code, object code or human readable form and any licenses or rights with respect to the foregoing.

     "Subsequent Payment" has the meaning specified in Section 3.2(a).

     "Successful Bidder" has the meaning specified in Section 8.7(a).

     "Tax" means (i) any federal, state, local or foreign net income, alternative or add-on minimum, ad valorem, value-added, gross income, gross receipts, windfall profits, severance, production, environmental, property, sales, use, transfer, stamp, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax, custom, duty, governmental fee or other like assessment or charge, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority; and
(ii) any liability of Seller for the payment of amounts of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of Seller under any Tax sharing arrangement or Tax indemnity agreement.

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     "Tax Return" means any return,  report or similar statement  required to be filed with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

     "Termination Fee" has the meaning specified in Section 8.7.

     "Trade Payables" means accounts payable to trade creditors (other than employees of Seller) for goods and services furnished to the Business and other obligations payable to Persons arising in the ordinary course of the Business, including monetary cure amounts assumed by Buyer or as to which Buyer advances funds under Section 2.5, which trade creditors and Persons are listed in
Schedule 2.3, as such Schedule may be modified pursuant to Sections 2.3(b), 2.5 or 7.8(b).

     "Trade  Secrets"  means  confidential   ideas,  trade  secrets,   know-how,
concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans or other proprietary information.

     "Trademarks" means United States, state and foreign trademarks, service marks, logos, trade dress, trade names and Internet domain names (including all assumed or fictitious names under which the Business has been conducted), whether registered or unregistered and pending applications to register the foregoing but excluding any such trademarks, service marks, logos, trade dress, trade names or Domain Names that contain the name "Medscape".

     "Transfer Taxes" has the meaning specified in Section 8.2.

     "Transferred Employees" has the meaning specified in Section 8.4(a).

     "Transition Services Agreement" means the Transition Services Agreement to be entered into by Seller and Buyer on terms mutually agreed upon by such parties.

     "WARN Act" has the meaning specified in Section 5.14.

                                   ARTICLE II

                                PURCHASE AND SALE

     2.1. PURCHASED ASSETS. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Buyer, and Buyer shall purchase, free and clear of all Encumbrances and Interests (except for Permitted Encumbrances and Assumed Liabilities), all of the assets of Seller (and its Affiliates, as the case may be) of every kind and description, wherever located, personal or mixed, tangible or intangible, used or held for use in or relating to the Business as the same shall exist on the Closing Date (other than the Excluded Assets) (herein collectively called the "Purchased Assets"), including all right, title or interest of Seller (and its Affiliates, as the case may be) in, to or under:

     (a) all notes and accounts receivable generated by the Business;

     (b) all of the assets reflected on the Reference Date Balance Sheet, except those assets disposed of after the Reference Date in the ordinary course of business consistent with Seller's past practices and consistent with Sections
5.5 and 7.4;

     (c) all raw materials, supplies, work-in-process, finished goods, packaging materials, samples and other materials included in the inventory of the Business (the "Inventory");

     (d) the machinery, equipment, appliances, vehicles, tools, spare parts, accessories, furniture and other personal property listed or referred to in
Schedule 2.1(d);

     (e) the Contracts listed in Schedule 2.1(e);

     (f) the personal property leases listed in Schedule 2.1(f);

     (g) the lease agreements and leasehold  improvements listed or described in
Schedule 2.1(g);

     (h) the Governmental Permits listed in Schedule 2.1(h);

     (i) all Intellectual Property used in connection with the conduct of the Business as it is currently being operated (including all goodwill associated therewith), including the Copyrights, Patents, Trademarks, Trade Secrets and Domain Names and related Contracts listed in Schedule 2.1(i);

     (j) all products in development for use in or relating to the Business;

     (k) the Software and the related Contracts listed in Schedule 2.1(k);

     (l) all books, records, files, invoices, Inventory records, product specifications, advertising materials, customer lists, cost and pricing information, supplier lists, business plans, catalogs, customer literature, quality control records and manuals, research and development files, records and laboratory books and credit records of customers (including all data and other information stored on discs, tapes or other media) to the extent used in or to the extent relating to the assets, properties, business or operations of the Business;

     (m) all telephone, telex and telephone facsimile numbers, other directory listings and Internet domain names used in connection with the Business;

     (n) all refundable security deposits, and all benefits and rights arising from prepaid expenses and prepaid rent for or relating to the Purchased Assets; and

     (o) all of Seller's and its Affiliate's rights, claims or causes of action against third parties relating to the Business or the Purchased Assets arising out of transactions occurring prior to the Closing Date.

     At any time at least five days prior to the Auction, Buyer in its discretion by written notice to Seller may exclude from being assigned hereunder any Contracts that, as of such date, (i) are the subject of a breach of representation or warranty contained in Article V or (ii) were entered into after the date hereof in violation of this Agreement, including the provisions of Section 7.4; provided, that any such breach or violation would cause a failure to satisfy the conditions set forth in Section 9.1. In the event any such Contracts are excluded pursuant to this Section 2.1, the Reference Amount and the Closing Date Balance Sheet shall each be revised accordingly to delete any amounts relating to such Contracts and any Assumed Liabilities in connection therewith (and such Contracts shall not constitute Seller Agreements), and Buyer shall not acquire any rights or assume any liabilities with respect thereto. Upon Buyer's reasonable request, in accordance with the Sale Procedures Order, Seller shall provide additional detailed information as to the obligations under such Contracts sufficient for Buyer to make an informed assessment whether to accept an assignment and assumption of such Contracts hereunder.

     In addition, at any time at least five days prior to the Auction, Buyer and Seller may by mutual written consent exclude from being assigned hereunder any Contracts, and the Reference Amount and the Closing Date Balance Sheet shall each be revised accordingly to delete any amounts relating to such Contracts and any Assumed Liabilities in connection therewith (and such Contracts shall not constitute Seller Agreements), and Buyer shall not acquire any rights or assume any liabilities with respect thereto; provided, however, that as a condition of its consent, Seller may require Buyer to indemnify it for any economic obligations of Seller under such Contracts.

     2.2. EXCLUDED ASSETS. Notwithstanding the provisions of Section 2.1, the Purchased Assets shall not include the following (herein referred to as the "Excluded Assets"):

     (a) all corporate minute books and stock transfer books and the corporate seal of Seller and its Affiliates and all other books and records which Seller or its Affiliates may be required by law to retain or which do not relate to the Purchased Assets or the Assumed Liabilities, provided that Buyer shall be entitled to receive copies of any such books and records to the extent they relate to the Business and to the extent that the provision of such copies is not otherwise prohibited by law;

     (b) all refunds of any Tax for which Seller is liable pursuant to Section 8.2;

     (c) any Contracts that are not Seller Agreements, including those set forth in Schedule 2.2(c);

     (d) the assets listed in Schedule 2.2(d);


     (e) Seller's corporate phone number;

     (f) any and all prepaid workers' compensation premiums;

     (g) any Employee promissory notes in favor of Seller or any of its Affiliates from any Employee;

     (h) the capital stock of any subsidiaries of Seller or any subsidiaries of its Affiliates;

     (i) any claims that Seller may have against any of its current or former Representatives;

     (j) all cash and cash equivalents of Seller;

     (k) any books, records, files, customer lists, research and development files, records and laboratory books and credit records of customers (including all data and other information stored on discs, tapes or other media) if and to the extent Seller or its Affiliates are required by law to retain such books, records, files or lists; provided that Buyer shall be entitled to receive copies of any such books and records to the extent they relate to the Business and to the extent that the provision of such copies is not otherwise prohibited by law; and

     (l) any intercompany receivable of Seller or any of its Affiliates.

     2.3. ASSUMED LIABILITIES. (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Buyer shall deliver to Seller the Assumption Agreement pursuant to which Buyer shall assume and agree to discharge the following obligations and liabilities of Seller in accordance with their respective terms and subject to the respective conditions thereof (the "Assumed Liabilities"):

     (i) all Trade Payables and "accrued and other liabilities" in the amounts reflected on the Closing Date Balance Sheet;

     (ii) all obligations and liabilities of Seller under the Seller Agreements (to the extent such obligations or liabilities are not Excluded Liabilities) arising on or after the Closing Date or which are reflected on the Closing Date Balance Sheet, but excluding any such obligations or liabilities arising because of any breach or nonperformance of such Seller Agreements prior to Closing;

     (iii) all liabilities in respect of Employees for which Buyer is liable pursuant to Section 8.4; and

     (iv) all liabilities in respect of Taxes for which Buyer is liable pursuant to Section 8.2.

     (b) Buyer shall have the right no later than five days prior to the Auction to add additional specified trade creditors of Seller to Schedule 2.3 and/or remove specified trade creditors of Seller from Schedule 2.3, in either case solely to the extent that the obligation to the trade creditor (i) is the subject of a breach of representation or warranty contained in Article V or (ii) was incurred after the date hereof in violation of this Agreement, including
Section 7.4; provided, that any such breach or violation would cause a failure to satisfy the conditions set forth in Section 9.1. In the event a trade creditor is added to or removed from Schedule 2.3 pursuant to this Section 2.3(b), the Reference Amount and the Closing Date Balance Sheet shall each be adjusted accordingly and Buyer shall not assume any liabilities with respect thereto. In addition, at any time at least five days prior to the Auction, Buyer and Seller may by mutual written consent add additional specified trade creditors of Seller to Schedule 2.3 and/or remove specified trade creditors of Seller from Schedule 2.3, and the Reference Amount and the Closing Date Balance Sheet shall each be adjusted accordingly and Buyer shall not assume any liabilities with respect thereto; provided, however, that as a condition of its consent, Seller may require Buyer to indemnify it for any payment obligations of Seller to such trade creditors.

     2.4. EXCLUDED LIABILITIES. Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Seller or any of its Affiliates, direct or indirect, known or unknown, absolute or contingent, that are not expressly assumed by Buyer pursuant to the Assumption Agreement (all such liabilities and obligations not being assumed being herein called the "Excluded Liabilities"), and, without limitation, none of the following shall be Assumed Liabilities for purposes of this Agreement:

     (a) any liability or obligation under any of the Seller Agreements that arises, or covers a period on or prior to the Closing Date, unless reflected on the Closing Date Balance Sheet;

     (b) any liabilities in respect of Taxes for which Seller is liable pursuant to Section 8.2;

     (c) any intercompany payables and other liabilities or obligations of Seller or any of its Affiliates;

     (d) any costs and expenses incurred by Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

     (e) any  liabilities in respect of the claims or  proceedings  described in
Section 5.18 of the Disclosure Schedule;

     (f) any liabilities and obligations related to, associated with or arising out of the occupancy, operation, use or control of any of the Facilities or the operation of the Business on or prior to the Closing Date, in each case incurred or imposed by any Environmental Law;

     (g) any product liability or claims for injury to person or property, regardless of when made or asserted, relating to any products that have been manufactured, marketed, licensed, distributed or sold in the operation of the Business or services performed by the Business on or prior to the Closing Date, or which is imposed, or asserted to be imposed, by operation of law, in connection with any service performed or any products that have been manufactured, marketed, licensed, distributed or sold in the operation of the Business on or prior to the Closing Date;

     (h) any recalls on or after the Closing Date mandated by any Governmental Authority of any products that have been manufactured, marketed, licensed, distributed or sold in the operation of the Business on or prior to the Closing Date;

     (i) any liability, claim or obligation arising out of, or otherwise relating to, any Actions (i) pending, as of the Closing Date, against Seller (whether or not related to the Business) or any of its Affiliates, or (ii) instituted after Closing to the extent based upon, or arising out of, any fact, condition, event or circumstance which occurs or is otherwise existing on or prior to the Closing Date, including any liability, claim or obligation relating to Actions by shareholders of Seller, Governmental Authorities, lenders, underwriters, letter of credit issuers or suppliers;

     (j) any obligations related to products that have been manufactured, marketed, licensed, distributed or sold in the operation of the Business on or prior to the Closing Date that are returned by a customer on or after the Closing Date, to the extent not reserved for on the Closing Date Balance Sheet;

     (k) any liability or obligation to provide warranty or service on, or to repair or replace, any products that have been manufactured, marketed, licensed, distributed or sold in the operation of the Business on or prior to the Closing Date to the extent not reserved for on the Closing Date Balance Sheet;

     (l) any liability or obligation arising with respect to any claim seeking recovery for compensatory damages, consequential damages, lost revenue or income or punitive damages, regardless of the nature thereof, to the extent arising out of service performed or products that have been manufactured, marketed, licensed, distributed or sold in the operation of the Business on or prior to the Closing Date, or any other fact, condition, event or circumstance which occurs or is otherwise existing on or prior to the Closing Date;

     (m) any liability or obligation  of Seller or any of its  Affiliates  under
Section 8.4;


     (n) any obligations of Seller or any of its Affiliates to indemnify any Person in connection with the operation of the Business by reason of the fact that such Person was an officer, employee, agent or customer of Seller or any of its Affiliates or was serving at the request of Seller or any of its Affiliates as a partner, trustee, director, officer, employee or agent of another entity, whether arising under Contract, common law or otherwise;

     (o) except as provided in Sections 2.3 or 8.4, any liability relating to any of Seller's employee benefit plans, programs, agreements or arrangements (including any liability triggered by the transactions contemplated in this Agreement under any employment agreement entered into between Seller and any Employee); and

     (p) any liability for infringement of Patents, Trademarks, Copyrights or Domain Names of any third party, including Software, or any misappropriation or disclosure of any Trade Secrets or confidential information relating to products sold in the operation of the Business on or prior to the Closing Date.

     2.5. ASSIGNMENTS; CURE AMOUNTS. Seller shall assume and assign all Seller Agreements to Buyer as of the Closing Date pursuant to Section 365 of the Bankruptcy Code and the Bankruptcy Court Order. In connection with such assumption and assignment, Seller shall provide for cure of all non-monetary defaults and may cure any monetary defaults arising under such Seller Agreements to the extent required by Section 365(b) of the Bankruptcy Code, provided that any monetary cure amount that has not been paid by Seller before Closing shall be a Trade Payable to be reflected on the Closing Date Balance Sheet and the party to whom such cure amount is owed shall be added to Schedule 2.3. At Seller's written request, Buyer shall provide funds at Closing to pay any such cure amount, and the amount of the funds so provided shall be applied at Closing as a credit to Buyer against the Preliminary Payment portion of the Purchase Price, provided that such amount shall not be reflected on the Closing Date Balance Sheet and the party to whom such cure amount is paid by funds advanced by Seller shall not be added to Schedule 2.3. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any of the Purchased Assets to Buyer if an attempted assignment thereof without the consent of a third Person (whose consent is not obviated by the Bankruptcy Court Order) would constitute a breach thereof. The cure amount under any Seller Agreement shall be an amount determined by Seller based upon its books and records, provided, however, if any non-debtor party to such Seller Agreement disputes such amount, the cure amount for such Seller Agreement shall be the amount determined by the Bankruptcy Court.

                                  ARTICLE III

                                 PURCHASE PRICE

     3.1. PURCHASE PRICE; ESCROW. (a) The purchase price (the "Purchase Price") for the purchase, sale, assignment and conveyance of Seller's right, title and interest in and to the Purchased Assets and the assumption by Buyer of the Assumed Liabilities shall be $20,000,000, and shall consist of: (i) the cash payment to Seller at Closing in the amount of $18,000,000 (minus the increase in Trade Payables resulting solely from any funds advanced by Buyer to pay cure amounts pursuant to the third sentence of Section 2.5 (the "Preliminary Payment")), (ii) the deposit by Buyer at Closing of $2,000,000 in cash (the "Escrow Fund") with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with Sections 3.1(b) and 3.2 and the Escrow Agreement, and
(iii) the assumption by Buyer of the Assumed Liabilities; provided, however, that the Purchase Price shall be subject to adjustment pursuant to Section 3.2.

     (b) The Escrow Fund shall be applied as follows, in each case in accordance with the terms of the Escrow Agreement: (i) first, if Seller is obligated to pay the Independent Accountant's fees and expenses pursuant to Section 3.2(c), towards the satisfaction of such fees and expenses, (ii) next, if there is a Subsequent Payment owing, towards the satisfaction of such Subsequent Payment,
(iii) next, towards the satisfaction of any interest that may be owing to Buyer or Seller in accordance with the Escrow Agreement, and (iv) then, any remaining amount of the Escrow Fund shall be paid to Seller, subject to any indemnification obligations of Seller in Section 12.1.

     3.2. SUBSEQUENT PAYMENT.

(a) For purposes of this Section 3.2, the following terms have the following meanings:

     "Net Assets" means "current assets" included in the Purchased Assets minus the "accounts payable" and "accrued and other liabilities" that are Assumed Liabilities, each as shown on the Closing Date Balance Sheet.

     "Reference Amount" means $2,000,000.

     "Subsequent Payment" means, an amount, if any, equal to the excess of the Reference Amount over the Net Assets.

     (b) As soon as practicable, but in any event on or before 30 days following the Closing Date, Buyer shall prepare and distribute to Seller (i) a pro forma balance sheet as of the Closing Date with respect to the "current assets" included in the Purchased Assets and "accounts payable" and "accrued and other liabilities" (including any liabilities incurred pursuant to Section 8.4(f)) that are Assumed Liabilities (the "Closing Date Balance Sheet") and (ii) a report (the "Adjustment Report") setting forth the Net Assets and the amount of any Subsequent Payment, along with a calculation of each such item. Buyer shall prepare the Closing Date Balance Sheet in accordance with the procedures, principles and requirements set forth in Schedule 3.2. For purposes of calculating the Subsequent Payment, the Closing Date Balance Sheet shall be adjusted to exclude therefrom any effects on the "current assets" or the "accounts payable" and "accrued and other liabilities" listed thereon that are solely attributable to actions required to be taken by Seller as a result of the Filing pursuant to Requirements of Law or generally accepted accounting principles. As requested by Buyer, Seller shall cooperate with Buyer with respect to Buyer's preparation of the Closing Date Balance Sheet.

     (c) Promptly following Seller's receipt of the Closing Date Balance Sheet and the Adjustment Report, Seller shall review the same. Buyer shall, and shall cause its Representatives to, cooperate with Seller with respect to Seller's review of the Closing Date Balance Sheet and the Adjustment Report, including Buyer and its Affiliates making available to Seller and its Representatives such books, records and reports as Seller or its Representatives may reasonably request. The Closing Date Balance Sheet and the Adjustment Report shall be deemed to be accepted by the parties hereto and shall be conclusive for purposes of determining the Subsequent Payment unless, within 20 days after the date of such receipt, Seller delivers to Buyer a statement of objections describing in reasonable detail Seller's objections to the Closing Date Balance Sheet and Adjustment Report, specifying the amount in dispute together with a summary of the reasons therefor and calculations that, in Seller's view, are necessary to eliminate such objections. Buyer and Seller shall use their reasonable best efforts to resolve any such objections in good faith, but if they do not obtain a final resolution within 20 days after Seller has delivered the statement of objections, then the Independent Accountant shall be retained to resolve any remaining objections and shall within 30 days after submission determine and report to Buyer and Seller upon such remaining disputed items. The fees, costs and expenses of the Independent Accountant shall be paid (i) by Seller in the event the difference between the Subsequent Payment, if any, as determined by the Independent Accountant and the Subsequent Payment as determined by Buyer represents a change in favor of Buyer and (ii) by Buyer in the event that the difference between the Subsequent Payment, if any, as determined by the Independent Accountant and the Subsequent Payment as determined by Buyer represents a change in favor of Seller. The parties acknowledge and agree that any of the fees, costs and expenses of the Independent Accountant that are payable by Seller under this Section 3.2(c) shall be withheld by the Escrow Agent and paid from the Escrow Fund directly to the Independent Accountant.

     (d) Not later than 10 days after the final  determination  of a  Subsequent
Payment pursuant to Section 3.2(c), Seller shall pay to Buyer any such Subsequent Payment. Any Subsequent Payment shall be paid by wire transfer of immediately available funds to an account in the United States specified by Buyer, provided that any Subsequent Payment shall be satisfied by disbursement to Buyer of any such Subsequent Payment from the Escrow Fund, to the extent available, in accordance with Section 3.1(b) and the Escrow Agreement.

     3.3. ALLOCATION OF PURCHASE PRICE. Attached as Schedule 3.3 is a schedule allocating the Purchase Price on a percentage basis among the Purchased Assets. Within ten days after the payment of the Subsequent Payment (or if no Subsequent Payment is owing, then within ten days after it is determined that there will be no Subsequent Payment owing), Buyer shall deliver to Seller for Seller's review and approval an allocation schedule (the "Allocation Schedule") allocating the Purchase Price (including the Subsequent Payment, if any) and the Assumed Liabilities that are liabilities for federal income Tax purposes on a dollar basis among the Purchased Assets. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the regulations thereunder and shall be consistent with Schedule 3.3. Seller agrees that, following its approval of the Allocation Schedule, it shall promptly sign the Allocation Schedule and return an executed copy thereof to Buyer within ten days after receiving the Allocation Schedule from Buyer. Buyer and Seller each agrees to file IRS Form 8594, and all Tax Returns, in accordance with the Allocation Schedule. Buyer and Seller each agrees to provide the other promptly with any other information required to complete Form 8594.

                                    ARTICLE IV

                                     CLOSING

     4.1. CLOSING DATE. The Closing shall be consummated at 10:00 A.M., local time, on the third business day after the conditions set forth in Articles IX and X have been satisfied, or such later date as may be agreed upon by Buyer and Seller, at the offices of Gibson, Dunn & Crutcher, LLP, 200 Park Avenue, New York, NY 10166, or at such other place or at such other time as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date."

     4.2. PAYMENT ON THE CLOSING DATE. Subject to fulfillment or waiver (if permissible) of the conditions set forth in Article IX, at Closing Buyer shall
(i) pay Seller an amount equal to the Preliminary Payment by wire transfer of immediately available funds to the account in the United States specified by Seller in writing to Buyer at least three business days prior to the Closing, and (ii) Buyer shall deposit the Escrow Fund in accordance with the Escrow Agreement.

     4.3. BUYER'S ADDITIONAL DELIVERIES. Subject to fulfillment or waiver (if permissible) of the conditions set forth in Article IX, at Closing Buyer shall deliver to Seller all the following:

     (a) Copies of Buyer's Articles of Incorporation, certified as of a recent date by the Secretary of State of the State of Wisconsin;

     (b) Certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of Wisconsin;

     (c) Certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to
(i) no amendments to the Articles of Incorporation of Buyer since a specified date; (ii) the Bylaws of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the Ancillary Documents to which Buyer is a party and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and such Ancillary Documents;

     (d) The Assumption Agreement duly executed by Buyer;

     (e) The Escrow Agreement duly executed by Buyer;

     (f) The Portal Agreement duly executed by Buyer;

     (g) The Transition Services Agreement duly executed by Buyer; and

     (h) The certificate contemplated by Section 10.1, duly executed by the President or any Vice President of Buyer.

     4.4. SELLER'S DELIVERIES. Subject to fulfillment or waiver (if permissible) of the conditions set forth in Article X, at Closing Seller shall deliver to Buyer all the following:

     (a) Copies of the charter (or similar governing instrument) of each Seller certified as of a recent date by the secretary of state of the state of incorporation or organization;

     (b) Certificate of good standing of each Seller issued as of a recent date by the secretary of state of the state of incorporation or organization;

     (c) Certificate of the secretary or an assistant secretary of each Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the charter (or similar governing instrument) of such Seller since a specified date; (ii) the Bylaws (or similar governing document) of such Seller; (iii) the resolutions of the Board of Directors (or similar governing body) of such Seller authorizing the execution and performance of this Agreement, and the Ancillary Documents to which such Seller is a party and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of such Seller executing this Agreement and the Ancillary Documents;

     (d) The Instrument of Assignment duly executed by Seller;

     (e) The Assumption Agreement duly executed by Seller;

     (f) The Escrow Agreement duly executed by Seller;

     (g) The Portal Agreement duly executed by the parties thereto, other than Buyer;

     (h) The Transition Services Agreement duly executed by Seller;

     (i) Certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased Assets for which a certificate of title or origin is required or customary in order to transfer title;

     (j) Instruments of assignment of the Patents (the "Assignment of Patents"), Trademarks (the "Assignment of Trademarks"), Copyrights (the "Assignment of Copyrights") and Domain Names (the "Assignment of Domain Names") that are included in the Purchased Assets, duly executed by Seller, in form for recordation with the appropriate Governmental Authorities, in form and substance reasonably satisfactory to Buyer, and any other assignments or instruments with respect to any Intellectual Property included in the Purchased Assets for which an assignment or instrument is required to assign, transfer and convey such assets to Buyer;

     (k) Instruments of assignment from the authors of all Software (who were not employees of Seller at the time the work was authored) that is included in the Purchased Assets in order to vest full right, title and interest therein to Buyer;

     (l) All estoppel certificates or similar assurances pursuant to Section 7.3(c);

     (m) The certificates contemplated by Sections 9.1 and 9.2, duly executed by the President of Seller;

     (n) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer;

     (o) A list of the accounts receivable that are included in the Purchased Assets as of the Closing Date and a list of the Trade Payables as of the Closing Date, which lists shall specify as to each account receivable the payor and the amount outstanding and shall specify as to each Trade Payable the payee and the amount outstanding, and which lists shall contain levels of specificity satisfactory to Buyer; provided that the information contained in such lists shall be deemed preliminary, and shall not be deemed conclusive and binding, but rather the Closing Date Balance Sheet and Sections 2.1 and 3.2 shall control;
such lists shall be accompanied by a certificate of the President or Chief Financial Officer of Seller certifying to the accuracy of the information set forth therein, in a form satisfactory to Buyer;

     (p) Such lien releases and termination statements or other reasonable evidence as Buyer may require relating to the release of any Encumbrances (other than Permitted Encumbrances) which may exist with respect to any Purchased Assets;

     (q) Certified copy of the Bankruptcy Court Order accompanied by a signed statement of the President of Seller that such Bankruptcy Court Order is in full force and effect and not subject to any stay; and

     (r) Complete copies of the Seller Agreements.

     In addition to the above deliveries, Seller shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets.

     4.5. REPAYMENT OF DEBTOR-IN-POSSESSION FINANCING. If Buyer extends any debtor-in-possession financing or other credit to Seller prior to the Closing, all amounts due Buyer with respect to such financing or other credit shall be repaid by Seller at the Closing.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     For purposes of this Article V, the term "Seller" shall refer only to Parent. As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer and agrees as follows:

     5.1. ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. Seller is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where failure to so qualify or be in good standing would not have a Material Adverse Effect. Seller has full corporate power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted. True and complete copies of the Articles of Incorporation and Bylaws, each as amended to date, of Seller have been delivered to Buyer.

     5.2. SUBSIDIARIES AND INVESTMENTS. Except as set forth in Section 5.2 of the Disclosure Schedule, Seller does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in any Person or otherwise control any Person that is involved in, or relates to, or holds assets used in the Business.

     5.3. AUTHORITY OF SELLER. (a) Seller has full power and authority to execute, deliver and, subject to the entry of the Bankruptcy Court Order, perform this Agreement and each of the Ancillary Documents to which it is a party. The execution, delivery and performance of this Agreement and such Ancillary Documents by Seller has been duly authorized and approved by Seller's board of directors and the holders of the Series 1 Convertible Redeemable Preferred Stock of Parent, is in accordance with the Bankruptcy Code and does not require any authorization or consent of Seller's shareholders. This Agreement has been duly authorized, executed and delivered by Seller and, subject to the entry of the Bankruptcy Court Order, is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, and each of the Ancillary Documents to which Seller is a party has been duly authorized by Seller and upon execution and delivery by Seller and subject to the entry of the Bankruptcy Court Order, will be a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

     (b) Except as set forth in Section 5.3 of the Disclosure Schedule or as triggered by the Filing, and subject to the entry of the Bankruptcy Court Order, neither the execution and delivery of this Agreement or any of such Ancillary Documents or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

     (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, under (1) the Articles of Incorporation or Bylaws of Seller,
(2) any material Seller Agreements, (3) any Governmental Permits, (4) any other note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller is a party or any of the Purchased Assets is subject or by which Seller is bound, (5) any Court Order to which Seller is a party or any of the Purchased Assets is subject or by which Seller is bound, or (6) any Requirements of Law affecting Seller or the Purchased Assets; provided, however, that with respect to each of clauses
(3), (4) and (6), except as would not constitute a Material Adverse Effect; or

     (ii) require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any Person except as required by the Bankruptcy Code or Bankruptcy Court.

     (c) Except to the extent that the requisite consent of a Person is obviated by the Bankruptcy Court Order, Section 5.3 of the Disclosure Schedule lists all Persons that are parties to the Seller Agreements or the Governmental Permits, whose consent is required for the consummation of the transactions contemplated hereunder.

     5.4. FINANCIAL INFORMATION. Section 5.4 of the Disclosure Schedule contains the unaudited pro forma balance sheet of the Business as of the Reference Date (the "Reference Date Balance Sheet"). The Reference Date Balance Sheet has been prepared in accordance with the procedures, principles and requirements set forth in Schedule 3.2, and subject to Schedule 3.2, the Reference Date Balance Sheet fairly and accurately presents the financial position of the Business as of the Reference Date in all material respects.

     5.5. FOURTH QUARTER OPERATIONS. (a) Except as set forth in Section 5.5 of the Disclosure Schedule and other than actions taken in connection with this Agreement, the Filing and the Bankruptcy Proceedings, since September 30, 2001, there has been:

     (i) no Material Adverse Effect or, to the knowledge of Seller, no fact or condition exists or has been threatened that might reasonably be expected to cause a Material Adverse Effect in the future; and

     (ii) no material damage, destruction, or casualty loss, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the Purchased Assets or the Business (excluding the Excluded Assets and the Excluded Liabilities), taken as a whole, other than any damage or wear or tear incurred in the ordinary course of the operation of the Business in conformity with past practice.

     (b) Except as set forth in Section 5.5 of the Disclosure Schedule and other than actions taken in connection with this Agreement, the Filing and the Bankruptcy Proceedings, Seller has conducted the Business (excluding the Excluded Assets and the Excluded Liabilities) only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since September 30, 2001, except as set forth in such Schedule and except with respect to the Excluded Assets and the Excluded Liabilities, Seller has not:

     (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers (other than transfers of cash) from the Business to any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than Permitted Encumbrances and Assumed
Liabilities) on, any of the Purchased Assets reflected on the pro forma unaudited balance sheet of the Business as of September 30, 2001, attached to
Section 5.5 of the Disclosure Schedule (the "3rd Quarter Balance Sheet"), or any Purchased Assets acquired by the Business after September 30, 2001, except for Inventory and immaterial amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Business consistent with past practice;

     (ii) canceled any debts owed to or claims held by the Business (including the settlement of any claims or litigation) or waived any other rights held by the Business other than in the ordinary course of the Business consistent with past practice;

     (iii) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money in respect of the Business or entered into, as lessee, any capitalized lease obligations (as defined in Statement of
Financial Accounting Standards No. 13), other than any indebtedness or capitalized lease obligation that could not result in an Encumbrance (other than a Permitted Encumbrance or Assumed Liability) on the Purchased Assets following the Closing;

     (iv) accelerated or delayed collection of notes or accounts receivable generated by the Business in advance of or beyond their regular due dates except in the ordinary course of the Business consistent with past practice;

     (v) delayed or accelerated payment of any account payable or other liability of the Business beyond or in advance of its due date except in the ordinary course of the Business consistent with past practice;

     (vi) allowed the levels of raw materials, supplies, work-in-process or other materials included in the inventory of the Business to vary in any material respect from the levels customarily maintained in the Business;

     (vii) with respect to Available Employees, instituted any material increase in any compensation payable to any such Available Employee with respect to the Business or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to Available Employees with respect to the Business, other than in the ordinary course of the Business consistent with past practice (including, without limitation, ordinary salary reviews and 401(k) plan increases authorized by EGTRRA);

     (viii) made any change in the accounting principles and practices used by Seller from those applied in the preparation of the 3rd Quarter Balance Sheet;

     (ix) paid any claims against the Business (including the settlement of any claims and litigation against the Business or the payment or settlement of any obligations or liabilities of the Business) other than in the ordinary course of the Business consistent with past practice in an aggregate amount not exceeding $25,000; or

     (x) acquired any real property or undertaken or committed to undertake capital expenditures exceeding $25,000 in the aggregate.

     5.6. AVAILABILITY OF ASSETS. Seller owns or has the right to use all of the Purchased Assets currently used in the Business. Except as set forth in Section
5.6 of the Disclosure Schedule and except for Contracts that are not Seller Agreements, and assuming that all defaults with respect to the Seller Agreements to be assumed by Buyer hereunder are cured on or prior to the Closing Date, Buyer will have the right after the Closing to use all services provided by third parties currently provided to Seller pursuant to the Seller Agreements or on terms no less favorable than those available to Seller. All of the equipment, machinery, tooling, computers, computer programs and data processing systems included in the Purchased Assets have been maintained in accordance with Seller's historical practice, are in good operating condition and repair (subject to normal wear and tear), are suitable for the purposes for which they are currently used, and, to the knowledge of Seller, are free from material defects (patent and latent). Except for the Excluded Assets, the services to be provided to Buyer pursuant to the Portal Agreement, the Employees and Contracts that are not assigned to Buyer at the Closing, the Purchased Assets constitute all assets that are owned, leased or licensed by Seller or its Affiliates and used in the Business as currently conducted.

     5.7. GOVERNMENTAL PERMITS AND COMPLIANCE. (a) Each of Seller and its Affiliates is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, and orders of any Governmental Authority which are necessary or customary for Seller or any of its Affiliates to own, lease and operate its properties or to carry on the Business as it is now being conducted (the "Governmental Permits"), and no suspension or cancellation of any of the Governmental Permits is pending or, to the knowledge of Seller, threatened. Each of Seller and its Affiliates has made all material filings with, or notifications to, all Governmental Authorities (including Medical Product Regulatory Authorities) required pursuant to Requirements of Law.

     (b) Except as set forth in Section 5.7 of the Disclosure Schedule, (i) Seller has fulfilled and performed its obligations under the Governmental Permits, and no event has occurred or condition or state of facts exists that constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such Governmental Permit or that permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or that would affect the rights of Seller under any such Governmental Permit as would constitute a Material Adverse Effect; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Seller; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect and may be assigned and transferred to Buyer in accordance with this Agreement and will continue in full force and effect upon such assignment and transfer, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) subject to the Bankruptcy Court Order or the obtaining of any consents set forth in Section 5.3 of the Disclosure Schedule, the consent, approval, or act of, or the making of any filing with, any Governmental Authority.

     (c) Neither Seller nor any of its Affiliates has violated, or is currently violating, (i) any Requirements of Law in any material respect or (ii) any order, decree or judgment of any Governmental Authority having jurisdiction over Seller or any of its Affiliates in respect of the Business.

     (d) Without limiting the foregoing, each of Seller and its Affiliates is in material compliance with all applicable statutes, rules, regulations, standards, guidelines, policies or orders administered or issued by the FDA or any other Medical Product Regulatory Authority. To the knowledge of Seller, neither Seller nor any Affiliate of Seller, nor the officers, directors, managing employees or agents (as those terms are defined in 42 C.F.R. ss. 1001.1001) of Seller or any of its Affiliates: (i) have engaged in any activities that are prohibited under, or are cause for civil penalties or mandatory or permissive exclusion from, any Federal Health Care Program under Sections 1128, 1128A, 1128B, or 1877 of the SSA or related state or local statutes, including knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease or order, of any item or service for which payment may be made in whole or in part under any such program; (ii) have had a civil monetary penalty assessed against them under
Section 1128A of the SSA; (iii) have been excluded from participation under any Federal Health Care Program; or (iv) have been convicted (as defined in 42 C.F.R. ss. 1001.2) of any of the categories of offenses described in Sections 1128(a) or 1128(b)(1), (b)(2), or (b)(3) of the SSA.

     5.8. LEASED REAL PROPERTY. Schedule 2.1(g) sets forth all leases of real property used in connection with the Business (the "Leased Real Property"), and no other real property is used in connection with the Business. None of such Leased Real Property is subject to any pending suit for condemnation or other taking by any public authority, and to the knowledge of Seller, no such condemnation or other taking has been threatened.

     5.9. PERSONAL PROPERTY. (a) Section 5.9 of the Disclosure Schedule contains a list of each lease or other agreement or right, whether written or oral (including in each case, the expiration date thereof and a brief description of the property covered) under which Seller is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person and used, or held for use in, or otherwise relating to the Business.

     (b) Section 5.9 of the Disclosure Schedule contains a list of all machinery, equipment, vehicles, furniture and other personal property owned by Seller having a fair market value or book value of $10,000 or more and used in or relating to the Business.

     5.10. INTELLECTUAL PROPERTY. (a) To the knowledge of Seller, Section 5.10 of the Disclosure Schedule contains a list of all registered Copyrights, United States and foreign patents, patent applications and provisional applications, Trademarks and Domain Names owned or used by Seller that are material to the conduct of the Business as it is currently being operated.

     (b) To the knowledge of Seller, Section 5.10 of the Disclosure Schedule contains a list (showing in each case any owner, licensor or licensee) of all Software owned by, licensed to or used by Seller that are material to the conduct of the Business as it is currently being operated, provided that Section
5.10 of the Disclosure Schedule does not list Software licensed to Seller that is available in consumer retail stores or subject to "shrink-wrap" license agreements.

     (c) To the knowledge of Seller, Section 5.10 of the Disclosure Schedule contains a list of all Contracts for the sale, license or assignment of (i) any registered Copyrights, United States and foreign patents, patent applications and provisional applications, Trademarks or Domain Names listed in Section 5.10 of the Disclosure Schedule, (ii) any Trade Secrets owned by, licensed to or used by Seller that are material to the conduct of the Business as it is currently being operated, excluding any reports, data and customer lists, or (iii) any Software listed in Section 5.10 of the Disclosure Schedule.

     (d) Except as disclosed in Section 5.10 of the Disclosure Schedule or except where a failure to do so would not have a Material Adverse Effect, to the knowledge of Seller, Seller either: (i) owns the entire right, title and interest in and to the Intellectual Property and Software included in the Purchased Assets, free and clear of any Encumbrance; or (ii) has the right to use the same.

     (e) Except as disclosed in Section 5.10 of the Disclosure Schedule, to the knowledge of Seller: (i) all Copyrights, Patents, Trademarks and Domain Names identified in Section 5.10 of the Disclosure Schedule as being owned by Seller are valid and in force, and all pending applications for any Copyrights, Patents, Trademarks and Domain Names so identified are in good standing; (ii) the Intellectual Property identified in Section 5.10 of the Disclosure Schedule as being owned by Seller is valid and enforceable; and (iii) Seller has the right to bring actions for infringement or unauthorized use of the Intellectual Property and Software identified in Section 5.10 of the Disclosure Schedule as being owned by Seller and included in the Purchased Assets, and to the knowledge of Seller, there is no basis for any such action. Correct and complete copies of: (x) registrations for all registered Copyrights, Patents, Trademarks and Domain Names identified in Section 5.10 of the Disclosure Schedule as being owned by Seller; and (y) all pending applications to register unregistered Copyrights, Patents or Trademarks identified in Section 5.10 of the Disclosure Schedule as being owned by Seller (together with any subsequent filings relating to the pending applications) have heretofore been made available to Buyer by Seller.

     (f) Except as set forth in Section 5.10 of the Disclosure Schedule, to the knowledge of Seller, no infringement of any Intellectual Property right of any other Person has occurred or results in any way from the operations of the Business, no claim of any infringement of any Intellectual Property right of any other Person has been made or asserted with respect of the operations of the Business and Seller has not had notice of, or knowledge of any basis for, a claim against Seller that the operations, activities, products, software, equipment, machinery or processes of the Business infringe any Intellectual Property right of any other Person.

     (g) Except as disclosed in Section 5.10 of the Disclosure Schedule, to the knowledge of Seller: (i) the Software included in the Purchased Assets is not subject to any transfer or assignment limitations; (ii) Seller has maintained and protected the Software included in the Purchased Assets that it owns (the "Owned Software") (including all source code and system specifications) with appropriate proprietary notices (including the notice of copyright in accordance with the requirements of 17 U.S.C. ss. 401), confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein except where failure to so protect would not have a Material Adverse Effect; (iii) the Owned Software has been registered or is eligible for protection and registration under applicable copyright law and has not been forfeited to the public domain, except where such forfeiture would not have a Material Adverse Effect; (iv) Seller has copies of all releases or separate versions of the Owned Software so that the same may be subject to registration in the United States Copyright Office; (v) Seller has complete and exclusive right, title and interest in and to the Owned Software; (vi) any Owned Software includes any or all of the following: the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by Seller; and
(vii) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Owned Software by any other Person.

     (h) Except as disclosed in Section 5.10 of the Disclosure Schedule, to the knowledge of Seller, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any material protected by Copyrights, Patents or Trade Secrets that are material to the conduct of the Business as it is currently being operated by Seller either: (i) is a party to a "work-for-hire" agreement under which Seller is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of Seller (or such predecessor in interest, as applicable) of all right, title and interest in such material.

     5.11. ACCOUNTS RECEIVABLE AND PAYABLES. Subject to Section 2.3(b), all accounts receivable and payables reflected on the Reference Date Balance Sheet and, subject to Schedule 3.2 and Sections 2.3(b) and 2.5, the Closing Date Balance Sheet have arisen from bona fide transactions by Seller in the ordinary course of business. Section 5.11 of the Disclosure Schedule sets forth a true and correct list as of the Reference Date of each account receivable with respect to the Business, listing the payor and the amount outstanding. Subject to any modifications made pursuant to Section 2.3(b), Section 5.11 of the Disclosure Schedule sets forth true and correct lists as of the Reference Date of each Trade Payable with respect to the Business, listing the payee and the amount outstanding.

     5.12. TITLE TO PROPERTY. Seller has good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances and Assumed Liabilities, except as set forth in Section 5.12 of the Disclosure Schedule. Upon delivery to Buyer on the Closing Date of the instruments of transfer contemplated by Section 4.4, Seller will thereby transfer to Buyer good and marketable title to the Purchased Assets, subject to no Encumbrances, except for Permitted Encumbrances and the Assumed Liabilities.

     5.13. EMPLOYEES AND RELATED AGREEMENTS. (a) Section 5.13 of the Disclosure Schedule contains a true and full list of the names and salaries of all the current employees of Seller except the Retained Employees. Except as set forth in Section 5.13 of the Disclosure Schedule and except for any agreements entered into by Buyer and any such employee pursuant to Section 8.4, no such employee is entitled to compensation on termination of his or her employment by Seller, nor is any such employee entitled to special or additional compensation or other payment in connection with Buyer's acquisition of the Business (excluding the Excluded Assets and the Excluded Liabilities) and the Purchased Assets or the consummation of the transactions contemplated hereunder.

     (b) Except as set forth in Section 5.13 of the Disclosure Schedule, Seller is not a party to or bound by any:

     (i) employee collective bargaining agreement, employment agreement, consulting, advisory or service agreement, deferred compensation agreement, independent contractor agreement, retention agreement, confidentiality agreement with any Employee or covenant not to compete (other than pursuant to Section 8.1);

     (ii) contract or agreement with any officer, director or employee (other than employment agreements disclosed in response to clause (i) above), agent or attorney-in-fact of Seller; or

     (iii) stock option, stock purchase, bonus or other incentive plan or agreement.

     5.14. EMPLOYEE RELATIONS. Except as set forth in Section 5.14 of the Disclosure Schedule, Seller has complied in all material respects with all applicable Requirements of Law that relate to prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages (other than normal accruals reflected in the books and records of the Business) or any taxes or penalties for failure to comply with any of the foregoing. Seller is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act (the "WARN Act") and has, to the knowledge of Seller, no liabilities pursuant to the WARN Act. Except as set forth in Section 5.14 of the Disclosure Schedule, Seller is not a party to, and the Business is not affected by or, to the knowledge of Seller, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees listed in Section 5.13 of the Disclosure Schedule.

     5.15. ERISA AND RELATED MATTERS. (a) Except as set forth in Section 5.15 of the Disclosure Schedule, Seller has no material liability, whether direct, indirect, contingent or otherwise (i) for any violation of the health care requirements of Part 6 Title I of ERISA or Section 4980B of the Code, (ii) under Sections 502(i) or 502(l) of ERISA or Section 4975 of the Code, (iii) under
Section 302 of ERISA or Section 412 of the Code or (iv) under Title IV of ERISA.

     (b) Except as set forth in Section 5.15 of the Disclosure Schedule, Seller does not maintain, and is not required to contribute to, any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) or "welfare benefit plan" (as such term is defined in Section 3(1) of ERISA), on behalf of any employees of Seller. Seller has never maintained, contributed to, or had any liability whatsoever (whether direct, indirect, contingent or otherwise) with respect to any multiemployer plan (as such term is defined in Section 3(37) of ERISA). Each of the plans described in Section 5.15 of the Disclosure Schedule ("Seller's ERISA Benefit Plans"), which is intended to qualify under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and, to Seller's knowledge, no event has occurred that would cause any such plan to cease being so qualified. Except as set forth in Section 5.15 of the Disclosure Schedule, each of Seller's ERISA Benefit Plans complies in form and has been administered in accordance with the requirements of ERISA and, where applicable, the Code, in all material respects. Seller has made all required contributions to its 401(k) plan, including remittance of all participants' 401(k) contributions.

     (c) Seller has delivered or made available to Buyer, with respect to each of Seller's ERISA Benefit Plans, correct and complete copies of (i) all plan documents and amendments, trust agreements and insurance contracts, (ii) the most recent IRS determination letter, (iii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, as filed, (iv) the current and, to the extent available, the prior summary plan description, (v) the most recent financial statements and (vi) the most recent actuarial report.

     (d) There is no pending or, to the knowledge of Seller, threatened claim that alleges any violation of ERISA or any other law (i) by or on behalf of any of Seller's ERISA Benefit Plans or (ii) by any employee of Seller or any plan participant or beneficiary against any such plan, that would result in any Material Adverse Effect.

     5.16. CONTRACTS. Except as set forth in Sections 5.10 and 5.16 of the Disclosure Schedule, Seller is not, with respect to the Business (excluding the Excluded Assets and the Excluded Liabilities), a party to or bound by:

     (i) any Contract for the purchase or sale of real property;

     (ii) any Contract for the purchase of raw materials by Seller or its Affiliates that involved the payment of more than $25,000 in 2001, that Seller reasonably anticipates will involve the payment of more than $25,000 in 2002 or that extends beyond June 30, 2002;

     (iii) any Contract for the sale of goods or services by Seller or its Affiliates that involved the payment of more than $25,000 in 2001, that Seller reasonably anticipates will involve the payment of more than $25,000 in 2002 or that extends beyond June 30, 2002;

     (iv) any Contract for the purchase, licensing or development of Software to be used by the Business;

     (v) any consignment, distributor, dealer, manufacturers' representative, sales agency, advertising representative or advertising or public relations Contract;

     (vi) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others;

     (vii) any Contract that provides for, or relates to, the incurrence by the Business of debt for borrowed money (including any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

     (viii) any Contracts of Seller or its Affiliates having terms or conditions that would have a Material Adverse Effect on Seller or the Business or that have covenants not to compete that materially impair the ability of Seller or any of its Affiliates to conduct the Business as currently conducted or would reasonably be expected to materially impair Buyer's ability to conduct the Business as currently conducted;

     (ix) any Contract not made in the ordinary course and either (i) the consequences of a default or termination thereunder would have a Material Adverse Effect or (ii) the performance of which involves consideration in excess of $25,000; or

     (x) any other Contract, agreement, commitment, understanding or instrument that is material to the Business.

     5.17. STATUS OF CONTRACTS. Except as set forth in Section 5.17 of the Disclosure Schedule and for events of default arising as a result of the Filing, each of the Seller Agreements constitutes a valid and binding obligation of the parties thereto and is in full force and effect and, subject to the cure of defaults pursuant to Section 2.5 and except for those Seller Agreements that by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof, may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect upon such transfer, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and, except for the Bankruptcy Court Order and the obtaining of any consents set forth in Section 5.3 of the Disclosure Schedule, without the consent, approval or act of, or the making of any filing with, any other party. Seller has fulfilled and performed its obligations under each of the Seller Agreements, and except for events of default arising as a result of the Filing, Seller is not in, or, to the knowledge of Seller, alleged to be in, breach or default under, nor is there or, to the knowledge of Seller, is there alleged to be any basis for termination of, any of the Seller Agreements, and, to the knowledge of Seller, no other party to any of the Seller Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists that, with the passage of time or the giving of notice or both, would constitute such a default or breach by Seller or, to the knowledge of Seller, by any such other party. Seller is not currently renegotiating any of the Seller Agreements or paying liquidated damages in lieu of performance thereunder. Seller has made available to Buyer true and correct copies of each of the Seller Agreements.

     5.18. NO LITIGATION  OR REGULATORY  ACTION.  Except as set forth in Section
5.18 of the Disclosure Schedule and for the Filing:

     (i) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Seller, threatened against or affecting Seller in respect of the Purchased Assets or the Business (excluding Excluded Assets and Excluded Liabilities) nor, to the knowledge of Seller, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which Seller is the plaintiff or claimant and that relate to the Purchased Assets or the Business (excluding Excluded Assets and Excluded Liabilities);

     (ii) there is no action, suit or proceeding pending or, to the knowledge of Seller, threatened that questions the legality or propriety of the transactions contemplated by this Agreement;

     (iii) no legislative or regulatory proposal or other proposal for the change in any Requirements of Law or the interpretation thereof has been adopted or pending that could constitute a Material Adverse Effect; and

     (iv) Seller is not in receipt of notice of any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action or other compliance or enforcement action, in each case relating to the Business (excluding Excluded Assets and Excluded Liabilities) or the products of the Business (excluding Excluded Assets and Excluded Liabilities), by any Medical Product Regulatory Authority or any other Governmental Authority.

     5.19. ENVIRONMENTAL MATTERS. Except as set forth in Section 5.19 of the Disclosure Schedule or except as would not have a Material Adverse Effect:

     (i) the operations of the Business comply and have complied with all applicable Environmental Laws;

     (ii) Seller has obtained all environmental, health and safety Governmental Permits necessary for the operation of the Business, and all such Governmental Permits are in full force and effect and Seller and its Affiliates are in compliance with all terms and conditions of such permits;

     (iii) neither Seller nor any of its Affiliates nor the operations of the Business, is subject to any on-going investigation by, notice by, order from or agreement with any Person (including any prior owner or operator of the Facilities that are Purchased Assets), or any judicial or administrative proceeding, judgment, decree or settlement, respecting (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim arising from the Release or threatened Release of Hazardous Materials into the environment;

     (iv) neither Seller nor any of its Affiliates has with respect to the Business filed any notice under any applicable Environmental Law reporting a violation of any applicable Environmental Law;

     (v) there is not now, nor to the knowledge of Seller has there ever been, on or in Seller's Facilities:

     (a) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent, that requires or required a Governmental Permit pursuant to Section 3005 of RCRA; or

     (b) any underground storage tank or surface impoundment or landfill or waste pile.

     (vi) there is not now on or in any of the Facilities that are Purchased Assets any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment;

     (vii) neither Seller nor any of its Affiliates has received any notice or claim under CERCLA or any comparable state law to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of Hazardous Materials and, to the knowledge of Seller, there are no facts or conditions relating to the operation of Seller's Business that could reasonably be expected to give rise to any such notice or claim;

     (viii) no Environmental Encumbrance has attached to Seller's Facilities that are Purchased Assets;

     (ix) any asbestos-containing material that is on or part of any of the Facilities that are Purchased Assets is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law; and

     (x)  none  of  the  products   Seller  develops   manufactures,   produces,
distributes or sells in connection with the Business, now or in the past, contains asbestos or asbestos-containing material.

     5.20. CUSTOMERS AND SUPPLIERS. Except as set forth in Section 5.20 of the Disclosure Schedule, there exists no actual or, to the knowledge of Seller, threatened, termination, cancellation or limitation of, or any modification or change in, the business relationship with any customer or group of customers of the Business or with any supplier or group of suppliers of the Business where such cancellation, limitation, modification or change would have a Material Adverse Effect on the Business.

     5.21. PRODUCT LIABILITIES. (a) Except as set forth in Section 5.21 of the Disclosure Schedule, neither Seller nor any of its Affiliates has received a claim for or based upon breach of product warranty (other than warranty service and repair claims in the ordinary course of business not material in amount or significance), strict liability in tort, negligent manufacture of product, negligent provision of services or any other allegation of liability, including or resulting in product recalls, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of services; and, to the knowledge of Seller, there is no basis for any such claim. Except as set forth in Section 5.21 of the Disclosure Schedule, the products sold or delivered or services rendered by Seller or any of its Affiliates in the conduct of the Business comply with all contractual requirements, warranties or covenants applicable thereto and are not subject to any material term, condition, guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale for such products and services.

     (b) Section 5.21 of the Disclosure Schedule contains a schedule of products of the Business in development and planned introductions. The product and service, engineering, development, manufacturing and quality control processes that have been and are being followed by Seller and its Affiliates are designed to produce products and services that (i) are consistent with the claims made about them in the sales brochures of Seller and its Affiliates and other statements made about them by or on behalf of Seller and its Affiliates, (ii) otherwise meet the reasonable expectations of customers of Seller or any Affiliates and (iii) comply with applicable regulatory requirements.

     (c) Except as set forth in Section 5.21 of the Disclosure Schedule, neither Seller nor any of its Affiliates has made any sales to customers that are contingent upon (x) providing future enhancements of existing products, (y) adding features not currently available on existing products or (z) otherwise enhancing the performance of existing products (other than beta or similar arrangements pursuant to which customers of Seller or any of its Affiliates from time to time test or evaluate products).

     5.22. CODING. To the extent the digital health records systems offered for sale to customers in connection with the Business involve the assignment of a code to a diagnosis, procedure, item or service, all such code assignments are accurate, conform to the applicable American Medical Association's Current Procedural Terminology (CPT), the International Classification of Disease, Ninth Revision, Clinical Modification (ICD-9-CM), and other applicable coding systems, and resulting codes can be relied upon to create accurate claims for reimbursement by Federal, state and commercial payors, assuming proper use by customers.

     5.23. HIPAA STANDARDS. The digital health records systems offered for sale to customers in connection with the Business contain features that support compliance by users of such systems, with respect to the information created and maintained by and in connection with such systems, with the administrative simplification provisions (including the transaction and code set standards, the privacy standards, the identifier standards, and the security standards) of the Health Insurance Portability and Accountability Act of 1996 and the applicable regulations promulgated in connection therewith.

     5.24. TAXES. Except as set forth in Section 5.24 of the Disclosure Schedule, (i) Seller has, in respect of the Business and the Purchased Assets, filed all material Tax Returns required to be filed and has paid all Taxes shown on such Tax Returns or pursuant to any assessment which has become payable; (ii) all such Tax Returns are complete and accurate in all material respects as filed or as subsequently amended; (iii) no Tax Return is currently being examined by the relevant taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (iv) Seller is not currently the beneficiary of any extension of time within which to file any Tax Return; (v) there is no action, suit, investigation, audit, claim or assessment pending or, to the knowledge of Seller, proposed or threatened with respect to Taxes of the Business and the Purchased Assets; (vi) Seller has not waived or been requested to waive any statute of limitations in respect of Taxes associated with the Business and the Purchased Assets, which waiver is currently in effect; (vii) all amounts required to be withheld by Seller (including from employees of the Business for income Taxes and social security and other payroll Taxes) have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Business; (viii) none of the Purchased Assets is properly treated as owned by Persons other than Seller for income Tax purposes; and (ix) none of the Purchased Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     5.25. NO FINDER. Neither Seller nor any Person acting on its behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, other than to Lazard Freres & Co. LLC, and Seller shall hold harmless and indemnify Buyer Group Members from any claims by Lazard Freres & Co. LLC with respect to any such fees or commissions.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and agrees as follows:

     6.1. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Buyer is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification. Buyer has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

     6.2. AUTHORITY OF BUYER. (a) Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Ancillary Documents to which it is a party. The execution, delivery and performance of this Agreement and such Ancillary Documents by Buyer have been duly authorized and approved by Buyer's Board of Directors and do not require any further authorization or consent of Buyer or its shareholder. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each Ancillary Document to which Buyer is a party has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

     (b) Subject to the entry of the Bankruptcy Court Order, neither the execution and delivery of this Agreement or any of such Ancillary Documents or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

     (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under
(1) the Articles of Incorporation or Bylaws of Buyer, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (3) any Court Order to which Buyer is a party or by which it is bound or (4) any Requirements of Law affecting Buyer; or

     (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person.

     6.3. NO FINDER. Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, and Buyer shall hold harmless and indemnify Seller Group Members from any claims with respect to any such fees of commissions.

                                  ARTICLE VII

                        ACTION PRIOR TO THE CLOSING DATE

     The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

     7.1. INVESTIGATION OF THE BUSINESS BY BUYER. (a) Seller shall afford and cause the Business to afford to the officers, employees and authorized Representatives of Buyer access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) with respect to the Business and Purchased Assets to the extent Buyer shall deem necessary or desirable, and shall furnish to Buyer or its authorized Representatives such additional information concerning the Purchased Assets, the Business and the operations of the Business as shall be reasonably requested, including all such information as shall be necessary to enable Buyer or its Representatives to (i) verify the accuracy of Seller's representations and warranties contained in this Agreement, (ii) verify that the covenants of Seller contained in this Agreement have been complied with, (iii) determine whether the conditions set forth in
Article IX have been satisfied and (iv) assist Buyer in the preparation of the Closing Date Balance Sheet. No investigation made or discussion had by Buyer or its Representatives hereunder shall affect the representations and warranties of Seller hereunder.

     (b) To the extent permitted by applicable law, as requested by Buyer from time to time, Seller shall use its reasonable best efforts to cooperate with Buyer in connection with Buyer and Seller contacting suppliers and customers of the Business.

     7.2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall use their reasonable best efforts to refrain from taking any action that would render any representation or warranty contained in Article V or VI of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Seller shall promptly notify Buyer of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against Seller of which Seller obtains knowledge and that would have been listed in Section 5.18 of the Disclosure Schedule if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

     7.3. CONSENTS OF THIRD PARTIES; NO SELLER DEFAULTS; GOVERNMENTAL APPROVALS.
(a) Seller will act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to Buyer, from any party to any Seller Agreement or from any licensor of any Intellectual Property or Software required to be obtained to assign or transfer any such Seller Agreements, Intellectual Property or Software to Buyer or to otherwise satisfy the conditions set forth in Article IX, in each case as necessary to the extent such consents, approvals or waivers are not provided for or satisfied by the Bankruptcy Court Order; provided that neither Seller nor Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals except for such amounts as Seller shall be obligated to pay as condition to any such assumption and assignment (including cure amounts) pursuant to Section 365(b) of the Bankruptcy Code; and provided, further, that Seller shall not make any agreement or understanding affecting the Purchased Assets or the Business as a condition for obtaining any such consents or waivers except with the prior written consent of Buyer. During the period prior to the Closing Date, Buyer shall act diligently and reasonably to cooperate with Seller to obtain the consents, approvals and waivers contemplated by this Section 7.3(a).

     (b) During the period prior to the Closing Date, Seller and Buyer shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Authority required to be obtained by them in order to assign or transfer any Governmental Permits to Buyer, to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Section 9.5, in each case as necessary to the extent such consents are not provided for or satisfied by the Bankruptcy Court Order; provided that Seller shall not make any agreement or understanding affecting the Purchased Assets or the Business (excluding the Excluded Assets or Excluded Liabilities) as a condition for obtaining any such consents or approvals except with the prior written consent of Buyer. During the period prior to the Closing Date, Buyer shall act diligently and reasonably to cooperate with Seller to obtain the consents and approvals contemplated by this
Section 7.3(b).

     (c) As Buyer may reasonably request, Seller shall use reasonable best efforts to obtain and deliver to Buyer written assurances, estoppel certificates and similar instruments from lessors and other parties to the Seller Agreements or Governmental Permits verifying the existence of such Seller Agreements or Governmental Permits and verifying whether Seller has fulfilled and performed all of its obligations thereunder and is not in or alleged to be in breach or default (or as applicable, specifying the nature of any breach or default); provided, however, that any default resulting solely from the Filing shall not be deemed a breach of this Section 7.3(c).

     7.4. OPERATIONS PRIOR TO THE CLOSING DATE. (a) Seller shall operate and carry on the Business (excluding the Excluded Assets, Excluded Liabilities and Employees who are not to be hired by Buyer pursuant to Section 8.4(a)) only in the ordinary course consistent with past practice except as otherwise contemplated by this Agreement. Consistent with the foregoing and to the extent permitted or required by the Bankruptcy Proceedings, Seller shall use its reasonable best efforts to continue operating the Business (excluding the Excluded Assets, Excluded Liabilities and Employees who are not to be hired by Buyer pursuant to Section 8.4(a)) as a going concern, and to maintain the business organization of the Business (excluding the Excluded Assets, Excluded Liabilities and Employees who are not to be hired by Buyer pursuant to Section 8.4(a)) intact and to preserve the goodwill of the manufacturers, suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Business (excluding the Excluded Assets, Excluded Liabilities and Employees who are not to be hired by Buyer pursuant to Section 8.4(a)).

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


     In connection therewith, and except for Employees who are not to be hired by Buyer pursuant to Section 8.4(a), Seller shall not (i) transfer or cause to be transferred from the Business any employee or agent thereof, (ii) offer employment for any period on or after the Closing Date to any such employee or agent regarding whom Buyer makes offers of employment (if any), or (iii) otherwise attempt to persuade any such person to terminate his or her relationship with the Business.

     (b) Except (x) as expressly contemplated by this Agreement, (y) with the express written approval of Buyer or (z) with respect to the Excluded Assets and Excluded Liabilities, Seller shall not:

     (i) make any capital expenditure in excess of $25,000 in the aggregate with respect to the Business or enter into any Contract or commitment therefor;

     (ii) enter into any Contract for or relating to the Business that would have been required to be set forth in Sections 5.8, 5.9, 5.10 or 5.16 of the Disclosure Schedule if in effect on the date hereof, or enter into any Contract for or relating to the Business that cannot be assigned to Buyer or a permitted assignee of Buyer under Section 12.5;

     (iii) enter into any Contract for the purchase of real property to be used, or held for use in, or otherwise relating to the Business or exercise any option to extend a lease listed in Schedule 2.1(g);

     (iv) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers from the Business to any Affiliates of Seller), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on (other than Permitted Encumbrances and Assumed Liabilities), any of the Purchased Assets, other than the sale of Inventory for fair value in the ordinary course of the Business consistent with past practice;

     (v) cancel any debts owed to or claims held by the Business (including the settlement of any claims or litigation) other than in the ordinary course of the Business consistent with past practice;

     (vi) enter into, or agree to enter, any sale-leaseback transactions;

     (vii) accelerate or delay collection of any notes or accounts receivable generated by the Business in advance of or beyond their regular due dates, except in the ordinary course of the Business consistent with past practice or collect or agree to collect any such receivable for over $5,000 less than the amount billed therefor;

     (viii) delay or accelerate payment of any account payable or other liability of the Business beyond or in advance of its due date except in the ordinary course of the Business consistent with past practice and except for any such acceleration resulting from the Filing of which Buyer is given notice by Seller;

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


     (ix) allow the levels of raw materials, supplies, work-in-process, finished goods, packaging materials, samples and other materials included in the inventory of the Business to decline below the level necessary for the continued operation of the Business;

     (x)  institute  any  increase  in  any  profit-sharing,  bonus,  incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of Seller rendering services to the Business, except in the ordinary course of the Business consistent with past practice (including, 401(k) plan increased contributions authorized by EGTRRA);

     (xi) except for Employees who are not hired by Buyer pursuant to Section 8.4(a), make any change in compensation of the employees of Seller rendering services to the Business, other than changes made in accordance with normal compensation practices and consistent with past compensation practices and Seller shall promptly notify Buyer regarding any such changes; or

     (xii) enter into any agreement or commitment to take any action prohibited by this Section 7.4.

     7.5. NOTIFICATION OF CERTAIN MATTERS. During the period prior to the Closing Date, Seller will promptly advise Buyer in writing of (i) any Material Adverse Effect, (ii) any written notice or, to the knowledge of Seller, other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, or (iii) to the knowledge of Seller, any default under any Seller Agreement or event that, with notice or lapse of time or both, would become such a default on or prior to the Closing Date.

     7.6. AMENDMENT OF CERTAIN CONTRACTS; EFFORTS TO AGREE TO TRANSITION SERVICES AND PORTAL AGREEMENTS. Buyer and Seller shall cooperate to amend to the satisfaction of Buyer the contracts listed in Schedule 7.6. Buyer and Seller shall cooperate and use their reasonable best efforts to enter into the Portal Agreement with WebMD Corporation to provide, among other things, Buyer with limited access to certain of the assets and operations of Seller's former portal business to the extent necessary for Buyer to continue to service the Contracts set forth in Schedule 7.6. Buyer and Seller shall each use reasonable best efforts to negotiate the Transition Services Agreement to provide transition services reasonably requested by Buyer and Seller.

     7.7. INSURANCE. Until the Closing, Seller shall maintain or cause to be maintained in force (including necessary renewals thereof) insurance policies against risk and liabilities to the extent and in the matter heretofore maintained by Seller with respect to the Business and the Purchased Assets.

     7.8. NEW CONTRACTS AND OTHER ASSETS. (a) Without limiting Seller's obligation to comply with Section 7.4, Seller shall promptly furnish to Buyer copies of all Contracts for or relating to the Business that are entered into on or after the date hereof, and Seller shall promptly furnish to Buyer a description of all other assets for or relating to the Business in which Seller acquires an interest on or after the date hereof, and Seller shall appropriately supplement the Disclosure Schedule to include such new Contracts and other assets and Seller and Buyer shall appropriately supplement Schedules 2.1(d), 2.1(e), 2.1(f), 2.1(g), 2.1(i) and 2.1(k), as applicable, to include such new Contracts and other assets as Purchased Assets, unless prior to the Closing Buyer in its discretion indicates otherwise.

     (b) All accounts payable and other obligations incurred after the date hereof in accordance with Section 7.4 shall be reflected as Trade Payables on the Closing Date Balance Sheet and Schedule 2.3 shall be modified to list any trade creditor or other Person not theretofore listed on such Schedule.

     7.9. NO SOLICITATION. Subject to the exceptions stated in this Section 7.9 and prior to the entry of the Sale Procedures Order (after which time the Sale Procedures Order shall govern any solicitations by Seller with respect to any Alternative Transaction), Seller will not take, nor will it permit any of its Affiliates (or authorize or permit any of the Representatives acting for or on behalf of Seller or any of its Affiliates) to take, directly or indirectly, any action to solicit, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Business or permitting access to the assets and properties and books and records of Seller or its Affiliates) any offer or inquiry from any Person concerning an Alternative Transaction (as hereinafter defined). If Seller or any of its respective Affiliates (or any Representative acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of the Sale Motion and will promptly, orally and in writing, advise Buyer of such offer, inquiry or request and deliver a copy of such notice to Buyer, except to the extent so doing would violate an existing confidentiality agreement. For purposes of this Section 7.9, an "Alternative Transaction" means any proposal for a merger or other business combination involving Seller or any of its Affiliates or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of Seller or any of its Affiliates, other than the transactions contemplated by this Agreement.

     7.10. BANKRUPTCY COURT APPROVALS. Seller shall as soon as practicable use its best efforts to obtain an order of the Bankruptcy Court approving the Bidding Procedures, including payment of the Termination Fee to Buyer as set forth therein, and approving Section 8.7 hereof. Seller shall use its best efforts to obtain Bankruptcy Court approval, in the form of the Bankruptcy Court Order, of the transactions described herein.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

     8.1. COVENANT NOT TO COMPETE OR SOLICIT BUSINESS. (a) In furtherance of the sale of the Purchased Assets and the Business to Buyer hereunder by virtue of the transactions contemplated hereby and more effectively to protect the value and goodwill of the Purchased Assets and the Business so sold, Seller covenants and agrees that, for a period ending on the third anniversary of the Closing

Date, neither Seller nor any of its Affiliates shall directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, or otherwise carry on, any business competitive with the Business in or outside of the United States (it being understood by the parties hereto that such prohibited activities are not limited to any particular region because such Business has been conducted by Seller throughout and outside the United States and the prohibited activities may be engaged in effectively from any location in or outside of the United States); provided, however, that nothing set forth in this Section 8.1 shall prohibit Seller or its Affiliates from owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the Nasdaq national market system.

     (b) Seller covenants that neither Seller nor any of its Affiliates will for a period ending on the third anniversary of the Closing Date, induce or attempt to persuade any employee, agent, or customer of the Business to terminate such employment, agency or business relationship in order to enter into any such relationship for, with or on behalf of Seller or any of its Affiliates or to otherwise engage in activities in competition with the Business.

     (c) Seller covenants and agrees that neither it nor any of its Affiliates will divulge or make use of any Trade Secrets or other confidential information of the Business related to the Purchased Assets (other than to disclose such secrets and information to Buyer or its Affiliates).

     (d) In the event Seller or any Affiliate of Seller violates any of its obligations under this Section 8.1, Buyer may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. Seller acknowledges that a violation of this Section 8.1 may cause Buyer irreparable harm that may not be adequately compensated for by money damages. Seller therefore agrees that in the event of any actual or threatened violation of this
Section 8.1, Buyer shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against Seller or such Affiliate of Seller to prevent any violations of this Section 8.1, without the necessity of posting a bond. The prevailing party in any action commenced under this Section 8.1 shall also be entitled to receive reasonable attorneys' fees and court costs. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 8.1, any term, restriction, covenant or promise in this Section 8.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

     8.2. TAXES. (a) Seller shall be liable for and shall pay or cause to be paid all Taxes (whether assessed or unassessed) applicable to the Business and the Purchased Assets attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business and the Purchased Assets attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this paragraph (a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning on the day after the Closing Date except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

     (b) Notwithstanding Section 8.2(a), any sales Tax, use Tax, real property transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Purchased Assets and not exempted under the Bankruptcy Court Order or by Section 1146(c) of the Bankruptcy Code ("Transfer Taxes") shall be borne equally by Buyer and Seller. Seller shall prepare and file all necessary Tax Returns or other documents with respect to all such Transfer Taxes; provided, however, that in the event any such Tax Return requires execution by Buyer, Seller shall prepare and deliver to Buyer a copy of such Tax Return at least ten days before the due date thereof, and Buyer shall promptly execute such Tax Return and deliver it to Seller, which shall cause it to be filed.

     (c) Seller or Buyer, as the case may be, shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other party in accordance with the terms of this Section 8.2. Within a reasonable time prior to the payment of any said Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder.

     8.3. DISCHARGE OF LIABILITIES. (a) Seller covenants and agrees that it will pay and discharge, and hold Buyer harmless from, each and every liability and obligation of Seller in respect of the Business or the Purchased Assets arising from events occurring on or prior to the Closing Date, excepting only those liabilities and obligations expressly assumed by Buyer at the Closing pursuant to this Agreement or the Assumption Agreement delivered to Seller, it being understood and agreed that Buyer is assuming no liabilities or obligations of Seller other than liabilities and obligations so expressly assumed by Buyer.

     (b) Buyer covenants and agrees that it will pay and discharge, and hold Seller, its estate and its shareholders, officers and directors harmless from, each and every liability and obligation in respect of the Purchased Assets, Assumed Liabilities or the Business (excluding the Excluded Assets and Excluded Liabilities) arising from events occurring after the Closing Date unless otherwise set forth herein.

     8.4. EMPLOYEES AND EMPLOYEE BENEFIT PLANS. (a) Buyer shall offer employment to commence as of the Closing Date to all of the employees of the Business (including employees on leave of absence who are listed in Section 8.4 of the Disclosure Schedule) ("Employees") other than those Employees that Seller or any of its Affiliates decide to retain in their employ (the "Retained Employees") (a list of such Retained Employees is attached hereto in Section 8.4 of the Disclosure Schedule) and other than those Employees listed on Schedule 8.4(a) (such Employees who are not Retained Employees and who are not listed on Schedule 8.4(a) being "Available Employees"). Such offers of employment shall be for salary, wages, bonuses, benefits and other terms and conditions of employment no less favorable than those received by similarly situated employees of Buyer. Those Employees who accept Buyer's offer of employment and commence working with Buyer shall hereafter be referred to as "Transferred Employees." For periods prior to Closing, with respect to Employees, Seller shall retain the sole responsibility for all matters relating to the maintenance of personnel and payroll records, the withholding and payment of federal, state and local income and payroll taxes, the payment of workers' compensation and unemployment compensation insurance, salaries, wages and pension, welfare and other fringe benefits and the conduct of all other matters relating to labor relations. Seller shall retain responsibility for any severance for Retained Employees and Employees who are listed on Schedule 8.4(a) that may be triggered as a result of any termination of employment (including all severance liabilities incurred on or prior to the Closing Date) and Buyer shall be responsible for any severance for Available Employees that may be triggered as a result of any termination of employment (which such severance benefits are limited to the Available Employees set forth on Attachment 5.13(b)(i) of the Disclosure Schedule). Seller shall retain liability for compliance with all applicable labor and employment laws relating to the Employees in connection with their employment by Seller or any of its Affiliates.

     (b) With respect to Employees other than Retained Employees, Buyer will be deemed a successor employer for COBRA purposes, and shall be responsible for all COBRA coverage for such former Employees, including all "M&A qualified beneficiaries" under COBRA. Except as provided herein, Seller shall retain all liabilities under its employee benefits plans, programs, agreements and arrangements, including (i) any liabilities relating to any noncompliance with applicable laws, including ERISA and the Code, and (ii) any liabilities that arise as a result of Seller's joint and several liability through its relationship with an Affiliate.

     (c) Seller shall take such actions as Buyer may reasonably request to arrange for the Employees listed on Schedule 8.4(c) to discuss with Buyer their entering into employment or consulting agreements with Buyer; provided, that Buyer acknowledges that Seller has no obligation to ensure that any such individuals become employees of Buyer.

     (d) Buyer assumes all obligations and liabilities under the WARN Act with respect to Available Employees resulting from actions or omissions taken or failed to be taken by Buyer and/or in connection with the transactions contemplated hereby. Seller shall use reasonable best efforts to assist Buyer in fulfilling Buyer's obligations pursuant to the WARN Act.

     (e) Buyer shall grant all Transferred Employees from and after the Closing Date credit for all service with Seller and its Affiliates and their respective predecessors prior to the Closing Date for eligibility and vesting purposes under Buyer's benefit plans (including with respect to any vacation or severance benefits offered by Buyer). With respect to Buyer's benefit plans that provide welfare benefits, such plans shall waive any exclusions or limitations with respect to pre-existing conditions and, to the extent allowed by such plans, waiting periods, and to the extent allowed by such plans, shall credit Transferred Employees with deductibles and copayments made prior to Closing.

     (f) Except as otherwise set forth in this Section 8.4, any responsibilities assumed by Buyer with respect to monetary or accrued obligations for salary, payroll or other benefits of the Available Employees incurred or accrued at or prior to the Closing shall be included in the Closing Date Balance Sheet as Assumed Liabilities and shall be credited to Buyer through the Purchase Price adjustment set forth in Section 3.2.

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


     8.5. COLLECTION OF RECEIVABLES. If, after the Closing Date, Seller shall receive any payment from any account debtor with respect to any accounts receivable included in the Purchased Assets, Seller shall promptly endorse and deliver such payment to Buyer.

     8.6. TRANSITION SERVICES AGREEMENT. Buyer and Seller shall enter into the Transition Services Agreement providing for transition services by Seller to Buyer after the Closing.

     8.7. TERMINATION FEE. (a) In consideration of Buyer's entering into this Agreement, and in recognition of the benefits that it provides Seller in seeking to sell the Business for the highest and best offer at the Auction, Seller agrees (in addition to all other rights and remedies as Buyer may have hereunder) to pay Buyer up to $350,000 of Buyer's reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (the "Reimbursed Expenses") plus $650,000 (the "Breakup Fee" and, together with the Reimbursed Expenses, the "Termination Fee"), in each case, under the circumstances described below:

     (i) Seller shall pay Buyer the Termination Fee if (A) Seller selects a Person other than Buyer as the Successful Bidder (the "Successful Bidder") pursuant to the Sale Procedures Order (an "Alternate Transaction"); or (B) within 12 months after the termination of this Agreement (other than a termination pursuant to Section 11.1(a) or 11.1(g)), Seller sells or otherwise transfers all or any substantial portion of the Business to any Person other than Buyer or confirms a stand-alone plan of reorganization providing for the continued operation of all or any substantial portion of the Business; or

     (ii) Except as provided in Section 8.7(a)(i), Seller shall pay Buyer the Reimbursed Expenses if this Agreement is terminated pursuant to Section 11.1(f).

     (b) Seller shall pay the Termination Fee as follows:

     (i) in the case of Section 8.7(a)(i)(A), as provided in the Sale Procedures Order;

     (ii) in the case of Section 8.7(a)(i)(B), in respect of the Breakup Fee, immediately prior to such sale or transfer or within two business days after such confirmation and, in respect of the Reimbursed Expenses, within two business days after the termination of this Agreement.

     (c) Except as provided in Section 8.7(b), Seller shall pay Buyer the Reimbursed Expenses within two business days after the termination described in
Section 8.7(a)(ii).

     (d) Except as provided in the Sale Procedures Order, any payment by Seller of all or a portion of the Termination Fee shall be by wire transfer of immediately available funds to an account specified in writing by Buyer.

     8.8. ADMINISTRATIVE CLAIMS. All amounts to be paid to Buyer pursuant to this Agreement shall constitute an allowed administrative expense claim with priority over any and all administrative expenses of the kind specified in Sections 503, 507 and 1114 of the Bankruptcy Code, and shall be, at Buyer's option and as otherwise permitted by this Agreement, (i) immediately payable if and when any such obligation of Seller arises under this Agreement or the Sale Procedures Order, or (ii) credited against any amounts owed by Buyer to Seller pursuant to this Agreement.

                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer under this Agreement shall, at the option of Buyer (if permissible), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     9.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all material respects on the Closing Date (except, in each case, those representations and warranties that are qualified by materiality which shall be true and correct in all respects) as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction permitted by
Section 7.4; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed on behalf of Seller by the President of Seller.

     9.2. NO CHANGES OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, there shall have been (a) no Material Adverse Effect; (b) no federal or state legislative or regulatory change affecting the Business (excluding the Excluded Assets and the Excluded Liabilities) or its products or services where such change would constitute a Material Adverse Effect; or (c) no damage to the Purchased Assets by fire, flood, casualty, act of God or public enemy or other cause, regardless of insurance coverage for such damage where such damage would constitute a Material Adverse Effect; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date and signed on behalf of Seller by the President of Seller.

     9.3. NO RESTRAINT OR LITIGATION. No action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

     9.4. BANKRUPTCY COURT ORDER. The Bankruptcy Court Order shall have been entered and shall be in full force and effect, and all conditions contemplated by the Bankruptcy Court Order to consummate the transactions contemplated hereby shall have been satisfied or waived.

     9.5. NECESSARY GOVERNMENTAL APPROVALS. Except to the extent not obviated by the Bankruptcy Court Order, the parties shall have received all approvals and actions of or by all Governmental Authorities that are necessary to consummate the transactions contemplated hereby, which are either (a) specified in Section
5.3 of the Disclosure Schedule or (b) otherwise required to be obtained prior to the Closing by applicable Requirements of Law and that are necessary to prevent a Material Adverse Effect.

     9.6. NECESSARY CONSENTS. Except to the extent not obviated by the Bankruptcy Court Order, Seller shall have received all required consents, in form and substance reasonably satisfactory to Buyer, to the transactions contemplated hereby from the other parties to all Seller Agreements (and which consents are specified as being required in Section 5.3 of the Disclosure
Schedule) and to the extent necessary to validly assign to Buyer the Governmental Permits, Intellectual Property and Software set forth in Schedules 2.1(h), 2.1(i) and 2.1(k), respectively.

     9.7. INSTRUMENT OF ASSIGNMENT. Seller shall have executed and delivered to Buyer all of the necessary deeds and assignments, including the Instrument of Assignment, Assignment of Patents, Assignment of Trademarks, Assignment of Copyrights and Assignment of Domain Names, as the case may be, necessary, or as reasonably requested by Buyer, to sell, transfer, assign, convey and deliver to Buyer the Business and the Purchased Assets. Seller shall have provided to Buyer such other items acceptable in form and substance to Buyer and its counsel which Buyer may reasonably request to consummate the transactions contemplated by this Agreement.

     9.8. DELIVERIES. Each of the deliveries required to be made to Buyer pursuant to Section 4.4 shall have been so delivered.

     9.9. AMENDMENT TO CONTRACTS. The Contracts set forth in Section 7.6 of the Disclosure Schedule shall have been amended to the satisfaction of Buyer.

     9.10. EMPLOYMENTS/CONSULTING AGREEMENTS. Buyer shall have entered into Employment and/or Consulting Agreements with the persons set forth on Schedule 8.4(c).


                                  ARTICLE X

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligations of Seller under this Agreement shall, at the option of Seller (if permissible), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     10.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date (except, in each case, those representations and warranties that are qualified by materiality which shall be true and correct in all respects) as though made on the Closing Date; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date and signed on behalf of Buyer by the President or any Vice President of Buyer.

     10.2. NO RESTRAINT OR LITIGATION. No action, suit or proceeding by any Governmental Authority shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

     10.3. BANKRUPTCY COURT ORDER. The Bankruptcy Court Order shall have been entered and shall be in full force and effect, and all conditions contemplated by the Bankruptcy Court Order to consummate the transactions contemplated hereby shall have been satisfied or waived.

     10.4. NECESSARY GOVERNMENTAL APPROVALS. Except to the extent not obviated by the Bankruptcy Court Order, the parties shall have received all approvals and actions of or by all Governmental Authorities necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Law.

     10.5. DELIVERIES. Each of the deliveries required to be made to Seller pursuant to Section 4.3 shall have been so delivered.

                                    ARTICLE XI

                                   TERMINATION

     11.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

     (a) by the mutual consent of Buyer and Seller;

     (b) by Buyer in event that Seller fails to obtain an initial order of the Bankruptcy Court approving the procedures for the sale of the Purchased Assets and making provision for the payment of the Termination Fee substantially similar to the provisions of the Bidding Procedures (provided that the amounts of the Breakup Fee and the Reimbursed Expenses provided for in such order shall not be less than $650,000 and $350,000, respectively, and shall be paid, in the event of an Alternate Transaction, no later than the entry of the Sale Approval Order (as defined in the Bidding Procedures) approving such Alternate Transaction or, otherwise, in accordance with this Agreement), within 35 days after the Filing;

     (c) by Buyer in event that Seller fails to obtain the Sale Procedures Order, within 50 days after the Filing;

     (d) by Buyer if the Bankruptcy Court Order has not been entered by 75 days after the Filing, provided that the failure of the Bankruptcy Court Order to be entered by such date shall not have been caused by, or result from, actions by the terminating party;

     (e) by Buyer or Seller if the Closing shall not have occurred within six months after the Filing, provided that the failure of the Closing to occur by such date shall not have been caused by, or result from, a breach of this Agreement by the party seeking termination;

     (f) by Buyer in the event of any material breach by Seller of any of Seller's agreements, representations or warranties contained herein and the failure of Seller to cure such breach within seven days after receipt of written notice from Buyer requesting such breach to be cured;

     (g) by Seller in the event of any material breach by Buyer of any of Buyer's agreements, representations or warranties contained herein and the failure of Buyer to cure such breach within seven days after receipt of notice from Seller requesting such breach to be cured; or

     (h) automatically if Seller selects a Person other than Buyer as the Successful Bidder, provided, that no termination under this Section 11.1(h) shall be effective until the Termination Fee has been paid to Buyer.

     11.2. NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to Section 11.1 shall give notice of such termination to the other party to this Agreement.

     11.3. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to this Article XI, all further obligations of the parties under this Agreement (other than Sections 8.7, 12.2 and 12.10) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                  ARTICLE XII

                               GENERAL PROVISIONS

     12.1. SURVIVAL OF OBLIGATIONS; INDEMNITY. (a) Subject to Section 12.1(c), all representations and warranties contained in this Agreement shall terminate upon the Closing and all covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

     (b) Subject to Section 12.1(c), for a period of nine months from the Closing Date, Seller shall indemnify Buyer for liabilities or expenses incurred by Buyer with respect to Excluded Liabilities. Any such indemnification amount shall be paid out of the Escrow Fund in accordance with the Escrow Agreement.

     (c) Notwithstanding anything in this Agreement to the contrary, all covenants and obligations contained in this Agreement shall terminate upon the winding up of Seller, and Buyer hereby waives any claims it may have against the shareholders, officers and directors of Seller after the winding up of Seller.

     12.2. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials and other information that it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Seller, to its counsel, accountants or financial advisors). No party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets and the enforcement of its rights hereunder and under the Ancillary Documents; provided, however, that after the Closing Buyer may use or disclose any confidential information included in the Purchased Assets and may use other confidential information that is otherwise reasonably related to the Business or the Purchased Assets for purposes of the conduct of the Business. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information that (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, including the Bankruptcy Proceedings and the Sale Procedures Order, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

     12.3. NO PUBLIC ANNOUNCEMENT. Neither Seller nor Buyer shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, including as may be required by the Bankruptcy Proceedings and the Sale Procedures Order, or the rules of any stock exchange or the Nasdaq national market system, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

     12.4. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be given or delivered by personal delivery, by registered or certified mail (first class postage prepaid) or by recognized private courier addressed as follows:

                  If to Buyer, to:

                  GE Medical Systems Information Technologies, Inc. 8200 West Tower Avenue
                  Milwaukee, WI 53233
                  Attention:  President

                  with a copy to:

                  GE Medical Systems Information Technologies, Inc. 8200 West Tower Avenue
                  Milwaukee, WI 53233
                  Attention:  General Counsel
                  and

                  Sidley Austin Brown & Wood
                  Bank One Plaza
                  10 South Dearborn Street
                  Chicago, Illinois  60603
                  Attention:   David J. Zampa, Esq.

                  If to Seller, to:

                  121 Magnolia Lane
                  Princeton, New Jersey 08540
                  Attention: Mark E. Boulding

                  with a copies to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, New York 10166-0193
                  Attention:  Conor D. Reilly, Esq.
                              Scott A. Kislin, Esq.

or to such other address as such party may indicate by a notice delivered to the other party hereto.

     Any notice, consent, authorization, direction or other communication delivered as aforesaid shall be deemed to have been effectively delivered and received, if sent by recognized private overnight courier service, on the date following the date upon which it is delivered to such courier service, if sent by mail, on the earlier of the date of actual receipt or the fifth business day after deposit in the United States mail, or, if delivered personally, on the date of such delivery.

     12.5. SUCCESSORS AND ASSIGNS. (a) The rights of either party under this Agreement shall not be assignable by such party prior to the Closing without the written consent of the other, except that the rights of Buyer hereunder may be assigned prior to the Closing, without the consent of Seller, to any Affiliate of Buyer; provided that (i) the assignee shall assume in writing all of Buyer's obligations to Seller hereunder, and (ii) Buyer shall not be released from any of its obligations hereunder by reason of such assignment.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 12.5 any right, remedy or claim under or by reason of this Agreement.

     12.6. ACCESS TO RECORDS AFTER CLOSING. For a period of six years after the Closing Date, Seller and its Representatives shall have reasonable access to all of the books and records of the Business transferred to Buyer hereunder to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Business prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 12.6.

     For a period of six years after the Closing Date, Buyer and its Representatives shall have reasonable access to all of the books and records relating to the Business that Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 12.6. If Seller or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Seller shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

     12.7. ENTIRE AGREEMENT; AMENDMENTS; SCHEDULES. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

     12.8. INTERPRETATION. Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Reference to the singular includes the plural and reference to the plural includes the singular, according to the context. Reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute shall include any amendments thereto, any successor statutes and all regulations, rulings and orders promulgated thereunder, in effect at any applicable date of determination. Except as otherwise stated, reference to Articles, Sections, Schedules, Exhibits, paragraphs and recitals means the Articles, Sections, Schedules, Exhibits, paragraphs and recitals of this Agreement. The words "including" or "includes" or similar terms used herein shall be deemed to be followed by the words "without limitation", whether or not such additional words are actually set forth herein.

     12.9. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     12.10. EXPENSES. Except as otherwise provided herein, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

     12.11. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     12.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but both of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer.

     12.13. FURTHER ASSURANCES. On the Closing Date, Seller shall (i) deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Seller and its Affiliates in, to or under any or all of the Business and the Purchased Assets, and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets and the Business. From time to time following the Closing and subject to any approval of the Bankruptcy Court that may be required, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary, and Seller shall take all other actions as may be reasonably necessary, to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, the Business and the Purchased Assets, and to effect the transactions contemplated by this Agreement. In the case of licenses, certificates, approvals, authorizations, Contracts, leases, easements and other commitments included in the Purchased Assets (a) that cannot be transferred or assigned effectively without the consent of third parties, which consent has not been obtained prior to the Closing, Seller shall, subject to any approval of the Bankruptcy Court that may be required, cooperate with Buyer in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, Seller shall, subject to any approval of the Bankruptcy Court that may be required, use its reasonable best efforts to secure to Buyer the benefits thereof in some other manner, or (b) that are otherwise not transferable or assignable, Seller shall, subject to any approval of the Bankruptcy Court that may be required, use its reasonable best efforts to secure to Buyer the benefits thereof in some other manner (including the exercise of the rights of Seller thereunder); provided, however, that nothing herein shall relieve Seller of its obligations under Section 7.3 or relieve Seller from liability for any breach, pursuant to the terms thereof, of its representations, warranties and covenants in this Agreement and the Ancillary Documents. Seller shall also use its reasonable best efforts to cooperate with and assist Buyer in preparing and submitting any information required in connection with registrations and licenses that relate to periods of time before and after the Closing Date.

     12.14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

     12.15. RESOLUTION OF DISPUTES. Upon the Bankruptcy Court no longer having jurisdiction over this Agreement and the transactions contemplated hereby, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination or validity thereof ("Dispute") shall be finally settled by binding arbitration in New York, New York, administered by the CPR Institute under its commercial Arbitration Rules then in effect, as amended by this Agreement. The law applicable to the arbitration, including the administration and enforcement thereof, shall be the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, as amended from time to time, and the law governing this Agreement. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by Buyer and Seller. Each party shall bear the cost of preparing and presenting its case. The arbitration award ("Award") shall be presented to the parties in writing, and upon request of either Buyer or Seller, shall specify the factual and legal bases for the Award. The Award may be confirmed and enforced in any court of competent jurisdiction. Any post-Award proceedings will be governed by the Federal Arbitration Act. Notwithstanding any of the foregoing, either Buyer or Seller may, without inconsistency with this arbitration provision, apply to any court having jurisdiction hereof and seek interim provisional, injunctive or other equitable relief until the Award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or any Award, or to obtain interim relief, neither Buyer or Seller nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of Buyer and Seller.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                            MEDICALOGIC/MEDSCAPE, INC.


                                            By _________________________________
                                            Name:
                                            Title:

                                            MEDICALOGIC ENTERPRISES, INC.


                                            By _________________________________
                                            Name:
                                            Title:

                                            MSCP HOLDING, INC.


                                            By _________________________________
                                            Name:
                                            Title:

                                            MEDICALOGIC OF TEXAS, INC.


                                            By _________________________________
                                            Name:
                                            Title:

                                            MEDICALOGIC PENNSYLVANIA, LLC


                                            By _________________________________
                                            Name:
                                            Title:

                                            GE MEDICAL SYSTEMS INFORMATION
                                            TECHNOLOGIES, INC.


                                            By _________________________________
                                            Name:
                                            Title: